
                                                                    Exhibit 10.1
                                                                [EXECUTION COPY]



                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                        GEO SPECIALTY CHEMICALS, INC.,

                            BANKERS TRUST COMPANY,

                         As the Administrative Agent,

                          SALOMON SMITH BARNEY INC.,

                           As the Syndication Agent,

                        U.S. BANK NATIONAL ASSOCIATION,

                            As Documentation Agent

                                      and

                         VARIOUS LENDING INSTITUTIONS


                           Dated as of May 31, 2001


                                 $145,000,000
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                               TABLE OF CONTENTS

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SECTION 1.   AMOUNT AND TERMS OF CREDIT..................................................      1
    1.01     The Commitments.............................................................      1
    1.02     Minimum Borrowing Amounts, etc..............................................      3
    1.03     Notice of Borrowing.........................................................      3
    1.04     Disbursement of Funds.......................................................      5
    1.05     Notes.......................................................................      5
    1.06     Conversion or Continuation..................................................      6
    1.07     Pro Rata Borrowing..........................................................      7
    1.08     Interest....................................................................      7
    1.09     Interest Periods............................................................      7
    1.10     Increased Costs, Illegality, etc............................................      8
    1.11     Compensation; Breakage......................................................     10
    1.12     Change of Lending Office....................................................     11
    1.13     Replacement of Lenders......................................................     11

SECTION 2.   LETTERS OF CREDIT...........................................................     12
    2.01     Letters of Credit...........................................................     12

SECTION 3.   FEES, COMMITMENTS...........................................................     19
    3.01     Fees........................................................................     19
    3.02     Voluntary Reduction of Commitments..........................................     20
    3.03     Mandatory Reductions of Commitments, etc....................................     20

SECTION 4.   PAYMENTS....................................................................     21
    4.01     Voluntary Prepayments.......................................................     21
    4.02     Mandatory Prepayments.......................................................     22
    4.03     Method and Place of Payment.................................................     25
    4.04     Net Payments................................................................     26

SECTION 5.   CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE AND TO ALL CREDIT
             EVENTS......................................................................     29
    5.01     Execution of Agreement......................................................     29
    5.02     No Default; Representations and Warranties..................................     29
    5.03     Officer's Certificate.......................................................     29
    5.04     Opinions of Counsel.........................................................     29
    5.05     Corporate Proceedings.......................................................     30
    5.06     Plans, Existing Indebtedness Agreements, Shareholders' Agreements
             Management Agreements, Employment Agreements, Collective Bargaining
             Agreements, Tax Sharing Agreements..........................................     30
    5.07     Adverse Change, etc.........................................................     31
    5.08     Litigation..................................................................     31
    5.09     Approvals...................................................................     31
    5.10     Consummation of the Acquisition.............................................     32
    5.11     Subsidiary Guaranty.........................................................     32
    5.12     Security Agreement..........................................................     32
    5.13     New Mortgages...............................................................     33
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    5.14     Mortgage Amendments, Title Insurance Endorsements...........................      33
    5.15     Solvency....................................................................      34
    5.16     Insurance Policies..........................................................      34
    5.17     Fees........................................................................      34
    5.18     Notice of Borrowing, Letter of Credit Request...............................      34
    5.19     Projections.................................................................      35
    5.20     Repayment of Existing Loans and Other Obligations Under Existing Credit
             Agreement, Existing Indebtedness............................................      35
    5.21     Environmental Report........................................................      35
    5.22     Existing Liabilities........................................................      35
    5.23     Asbestos-Related Product Liability Claims...................................      35
    5.24     Leverage Ratio..............................................................      36
    5.25     Senior Subordinated Notes...................................................      36

SECTION 6.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS..................................      36
    6.01     Corporate Status............................................................      36
    6.02     Corporate Power and Authority...............................................      36
    6.03     No Violation................................................................      37
    6.04     Litigation..................................................................      37
    6.05     Use of Proceeds, Margin Regulations.........................................      37
    6.06     Governmental Approvals......................................................      37
    6.07     Investment Company Act......................................................      38
    6.08     Public Utility Holding Company Act..........................................      38
    6.09     True and Complete Disclosure................................................      38
    6.10     Financial Condition, Financial Statements...................................      38
    6.11     Security Interests..........................................................      39
    6.12     Representations and Warranties in Documents.................................      39
    6.13     Consummation of Transaction.................................................      39
    6.14     Tax Returns and Payments....................................................      40
    6.15     Compliance with ERISA.......................................................      40
    6.16     Subsidiaries, Subsidiary Restrictions.......................................      41
    6.17     Patents, etc................................................................      41
    6.18     Pollution and Other Regulations.............................................      41
    6.19     Properties..................................................................      42
    6.20     Labor Relations.............................................................      42
    6.21     Existing Indebtedness......................................................       43
    6.22     Capitalization..............................................................      43
    6.23     Senior Subordinated Notes...................................................      43
    6.24     Asbestos Matters............................................................      43
    6.25     Solvency....................................................................      44

SECTION 7.   AFFIRMATIVE COVENANTS.......................................................      44
   7.01      Information Covenants.......................................................      44
   7.02      Books, Records and Inspections; Lender Meetings.............................      47
   7.03      Maintenance of Property, Insurance..........................................      47
   7.04      Payment of Taxes............................................................      48
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    7.05     Corporate Franchises........................................................     48
    7.06     Compliance with Statutes, etc...............................................     48
    7.07     ERISA.......................................................................     48
    7.08     Good Repair.................................................................     49
    7.09     End of Fiscal Years, Fiscal Quarters........................................     49
    7.10     Use of Proceeds.............................................................     50
    7.11     Additional Security; Further Assurances.....................................     50

SECTION 8.   NEGATIVE COVENANTS..........................................................     51
    8.01     Changes in Business.........................................................     51
    8.02     Consolidation, Merger, Sale or Purchase of Assets, etc......................     51
    8.03     Liens.......................................................................     53
    8.04     Indebtedness................................................................     55
    8.05     Capital Expenditures........................................................     56
    8.06     Advances, Investments and Loans.............................................     57
    8.07     Prepayments of Indebtedness, Modifications of Certificate of Incorporation,
             By-Laws and Certain Other Agreements, etc...................................     58
    8.08     Dividends, etc..............................................................     59
    8.09     Transactions with Affiliates................................................     60
    8.10     Interest Coverage Ratio.....................................................     60
    8.11     Leverage Ratio..............................................................     61
    8.12     Issuance of Stock...........................................................     62
    8.13     Limitation on Creation of Subsidiaries......................................     62

SECTION 9.   EVENTS OF DEFAULT...........................................................     62
    9.01     Payments....................................................................     62
    9.02     Representations, etc........................................................     62
    9.03     Covenants...................................................................     62
    9.04     Default Under Other Agreements..............................................     63
    9.05     Bankruptcy, etc.............................................................     63
    9.06     ERISA.......................................................................     63
    9.07     Security Documents..........................................................     64
    9.08     Subsidiary Guaranty.........................................................     64
    9.09     Judgments...................................................................     64
    9.10     Change of Control...........................................................     64

SECTION 10.  DEFINITIONS.................................................................     65

SECTION 11.  THE ADMINISTRATIVE AGENT; THE SYNDICATION AGENT.............................     90
    11.01    Appointment.................................................................     90
    11.02    Nature of Duties............................................................     90
    11.03    Lack of Reliance on the Administrative Agent or the Syndication Agent.......     91
    11.04    Certain Rights of the Administrative Agent..................................     91
    11.05    Reliance....................................................................     91
    11.06    Indemnification.............................................................     92
    11.07    The Administrative Agent in Its Individual Capacity.........................     92
    11.08    Holders.....................................................................     92
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    11.09    Resignation by the Administrative Agent.....................................     92

SECTION 12.  MISCELLANEOUS...............................................................     93
    12.01    Payment of Expenses, etc....................................................     93
    12.02    Right of Setoff.............................................................     94
    12.03    Notices.....................................................................     94
    12.04    Assignments; Participations, Etc............................................     95
    12.05    No Waiver; Remedies Cumulative..............................................     97
    12.06    Payments Pro Rata...........................................................     97
    12.07    Calculations, Computations..................................................     98
    12.08    Governing Law: Submission to Jurisdiction; Venue; Waiver of Jury Trial......     98
    12.09    Counterparts................................................................     99
    12.10    Effectiveness...............................................................     99
    12.11    Headings Descriptive........................................................    100
    12.12    Amendment or Waiver.........................................................    100
    12.13    Survival....................................................................    101
    12.14    Domicile of Loans...........................................................    101
    12.15    Confidentiality.............................................................    102
    12.16    Register....................................................................    102
    12.17    Limitation on Additional Amounts, Etc.......................................    102
    12.18    Additions of New Lenders, Termination of Commitments of Non-Continuing
             Lenders, Surrender of Notes.................................................    103


ANNEX I           -             Commitments
ANNEX II          -             Lender Addresses
ANNEX III         -             Existing LetterS of Credit
ANNEX IV          -             Plans
ANNEX V           -             Subsidiaries
ANNEX VI          -             Intellectual Property Matters
ANNEX VII         -             [Intentionally Omitted]
ANNEX VIII        -             Real Property
ANNEX IX          -             Existing Indebtedness
ANNEX X           -             Securities
ANNEX XI          -             Insurance
ANNEX XII         -             Existing Liens

EXHIBIT A         -             Form of Notice of Borrowing
EXHIBIT B-1                     Form of Term B Note
EXHIBIT B-2       -             Form of Revolving Note
EXHIBIT B-3       -             Form of Swingline Note
EXHIBIT C         -             Form of Letter of Credit Request
EXHIBIT D         -             Form of 4.04(d)(ii) Certificate
EXHIBIT E         -             Form of Opinion of Thompson Hine LLP
EXHIBIT F         -             Form of Officer's Certificate
EXHIBIT G         -             Form of Subsidiary Guaranty

                                      iv
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                               TABLE OF CONTENTS
                                  (Continued)

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EXHIBIT H         -      Form of Security Agreement
EXHIBIT I         -      Form of Assignment Agreement
EXHIBIT J         -      Form of Perfection Certificate

SCHEDULE 6.10(d)  -      Pro Forma Financial Statements
SCHEDULE 10       -      EBITDA

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 31, 2001, among GEO SPECIALTY CHEMICALS, INC., an Ohio corporation (the "Borrower"), the lending
                                                         --------
institutions party hereto from time to time (each a "Lender" and, collectively,
                                                     ------
the "Lenders"), BANKERS TRUST COMPANY, as administrative agent (the
     -------
"Administrative Agent") for the Lenders, SALOMON SMITH BARNEY INC., as
 --------------------
syndication agent (the "Syndication Agent") and together with Deutsche Banc
                        -----------------
Alex. Brown, Inc. each a joint lead arranger and joint book manager and US BANK NATIONAL ASSOCIATION, as documentation agent (the "Documentation Agent").
                                                   -------------------
Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.
   ----------

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Borrower, the Existing Lenders and Bankers Trust Company, as administrative agent thereunder, are party to an amended and restated credit agreement, dated as of September 3, 1999 (as further amended, modified or supplemented prior to, but not including, the Restatement Effective Date, the "Existing Credit Agreement"); and
 -------------------------

          WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated in its entirety to, among other things, provide for a term loan facility and make certain other amendments as more fully described herein, and the Lenders and the Administrative Agent are willing to amend and restate the same, upon the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto agree that, on the Restatement Effective Date, the Existing Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

SECTION 1.  Amount and Terms of Credit.
            --------------------------

          1.01 The Commitments. (a) Revolving Loans. (i) Subject to and upon
               ---------------      ---------------
the terms and conditions set forth herein, each Lender severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the
          --------------                          ---------------
Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurocurrency Loans, provided that except as otherwise specifically provided in Section 1.10(b), (x) all Revolving Loans comprising the
                         ---------------
same Borrowing shall at all times be of the same Type and (y) prior to the earlier of (A) the 30th day after the Restatement Effective Date and (B) that date (the "Syndication Date") upon which the Administrative Agent determines in
           ----------------
its sole discretion that the primary syndication has been completed, no Revolving Loans maintained as Eurocurrency Loans shall have an Interest Period longer than one week, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Adjusted RC Percentage and (y) the sum of (I) the aggregate amount of all L/C Obligations then outstanding (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the amount of all L/C Obligations then outstanding (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Adjusted Total Revolving Loan Commitment at such time.

     (ii) Subject to and upon the terms and conditions set forth herein, the Swingline Lender in its individual capacity agrees to make at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the Borrower (each a "Swingline Loan," and, collectively, the "Swingline Loans"), which Swingline
   --------------                           ---------------
Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and the L/C Obligations then outstanding (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Adjusted Total Revolving Loan Commitment then in effect (after giving, effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date) and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. The Swingline Lender will not make a Swingline Loan after it has received written notice from the Required Lenders that one or more of the applicable conditions to Credit Events specified in Section 5 are not then satisfied.
   ---------

     (iii) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such
                                                     --------
notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 9.05 or upon the exercise of any of the
                          ------------
remedies provided in the last paragraph of Section 9), in which case a Borrowing
                                           ---------
of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day
 -------------------
by all Lenders pro rata based on each Lender's Adjusted RC Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event
             ---------
of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender (other than the Swingline Lender) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Adjusted RC Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Effective Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (b)  Term B Loans. Each Term B Lender, severally and for itself alone,
               ------------
hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Credit Documents, to make a loan (each such loan, a "Term B Loan" and
                                                               -----------
collectively, the "Term B Loans") to the Borrower on the Restatement Effective
                   ------------
Date in an aggregate principal amount equal to the Term B Commitment of such Term B Lender. The Term B Loans (i) shall be incurred by the Borrower pursuant to a single drawing, which shall be on the Restatement Effective Date, (ii) shall initially be made as Base Rate Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans, provided, that (x) all Term B Loans made by the Term B Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term B Loans of the same Type and (y) prior to the earlier of (A) the 30th day after the Restatement Effective Date and (B) the Syndication Date, no Term B Loans maintained as Eurocurrency Loans shall have an Interest Period longer than one week, and (iii) shall not exceed for any Lender at the time of incurrence thereof on the Restatement Effective Date that aggregate principal amount which equals the Term B Loan Commitment, if any, of such Lender at such time. Each Term B Lender's Term B Commitment shall expire immediately and without further action on the Restatement Effective Date if the Term B Loans are not made on the Restatement Effective Date. No amount of a Term B Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

          1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount
               ------------------------------
of each Borrowing of Revolving Loans shall not be less than the Minimum Borrowing Amount and, if greater, shall be in integral multiples of $100,000. The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $100,000 and, if greater, shall be in integral multiples of $100,000. More than one Borrowing may be incurred on any day, provided that, with respect
                                                    --------
to each Facility, at no time shall there be outstanding more than six Borrowings of Eurocurrency Loans.

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur
               -------------------
Revolving Loans (excluding Borrowings of Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at its Notice Office, prior to 12:00 noon (New York City time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurocurrency Loans to be made hereunder and, except as provided in Section
                                                                   -------
1.03(c), at least one Business Day's prior written notice (or telephonic notice
-------
promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such Notice of Borrowing shall be in the form of Exhibit A and
                                                                 ---------
shall be irrevocable and shall specify (i) that such Borrowing is to consist of Revolving Loans, (ii) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (iii) the date of Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurocurrency Loans and, if Eurocurrency Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Revolving Lender written notice (or telephonic notice on that day promptly confirmed in writing) of each proposed Borrowing, of such Revolving Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur a Borrowing of Swingline Loans hereunder, the Borrower shall give the Swingline Lender prior to 12:00 noon (New York City time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such Notice of Borrowing shall be irrevocable and shall specify in each case (x) that such Borrowing is to consist of a Swingline Loan, (y) the date of Borrowing (which shall be a Business Day) and (z) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its
        ---------------
     incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(c).
                       ---------------

          (c) In the case of a Notice of Borrowing given by the Borrower with respect to Eurocurrency Loans which has been deemed rescinded pursuant to clause
                                                                          ------
(x) of the last sentence of Section 1.10(a), the Borrower shall be permitted to
---                         ---------------
deliver a substitute Notice of Borrowing providing for (x) an equal aggregate amount of Base Rate Loans and (y) notwithstanding the one Business Day notice period otherwise required by Section 1.03(a), a Borrowing on the date originally
                             ---------------
set forth in the rescinded Notice of Borrowing.

          (d) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the President or the Chief Financial Officer of the Borrower (or any other officer of the Borrower designated in writing to the Administrative Agent and the Swingline Lender by the President or the Chief Financial Officer as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Lender's record of the terms of such telephonic notice of such Borrowing of Loans.

          1.04 Disbursement of Funds. (a) No later than 12:00 Noon (New York
               ---------------------
City time) on the date specified in each Notice of Borrowing, each Lender will make available its Revolving Percentage of the Borrowing requested to be made on such date in the manner provided below, provided that all Swingline Loans shall be made available by the Swingline Lender no later than 3:00 P.M. (New York City time) on the date so requested. All such amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate plus 1%, together with the Administrative Agent's standard interbank processing fee, or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective
                                        ------------
Revolving Loans. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to the Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by the Administrative Agent pursuant to this Section 1.04 until such Loans have been funded (as a
                       ------------
result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Term B Pro Rata Share of all Term B Loans and its Revolving Percentage of all Revolving Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against the Borrower with respect to any amounts paid to the Administrative Agent or any Lender with respect to the preceding sentence; provided, that such Lender shall have full recourse against the Borrower to the extent of the amount of such Loans it has so been deemed to have made.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          1.05 Notes. (a) At the request of any Lender, the Borrower's
               -----
obligation to pay the principal of and interest on all the Loans made to it by each Lender shall be evidenced, (i) if

Term B Loans, by a promissory note (each, a "Term B Note" and, collectively, the
                                             -----------
"Term B Notes") duly executed and delivered by the Borrower substantially in the
 ------------
form of Exhibit B-1 hereto, with blanks appropriately completed in conformity
        -----------
herewith, (ii) if Revolving Loans, by a promissory note (each, a "Revolving
                                                                  ---------
Note" and, collectively, the "Revolving Notes") duly executed and delivered by
----                          ---------------
the Borrower substantially in the form of Exhibit B-2 hereto, with blanks
                                          -----------
appropriately completed in conformity herewith and (iii) if Swing Line Loans, by a promissory note (each, a "Swing Line Note" and, collectively, the "Swing Line
                            ---------------                          ----------
Notes") duly executed and delivered by the Borrower substantially in the form of
-----
Exhibit B-3 hereto, with blanks appropriately completed in conformity herewith.
-----------

          (b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Such notation shall be conclusive absent manifest error, although the failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversion or Continuation. The Borrower shall have the option
               --------------------------
to convert on any Business Day occurring on or after the Restatement Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Term B Loans or Revolving Loans made pursuant to one or more Borrowings (it being understood that Swingline Loans will at all times be maintained as Base Rate Loans) of one or more Types of Term B Loans or Revolving Loans, as the case may be, into a Borrowing or Borrowings of another Type of Revolving Loan or Term B Loans, as the case may be, provided
                                                                       --------
that (i) except as otherwise provided in Section 1.10(b), Eurocurrency Loans may
                                         ---------------
be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurocurrency Loans shall reduce the outstanding principal amount of the Eurocurrency Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount, (ii) Base Rate Loans may not be converted into Eurocurrency Loans and Eurocurrency Loans may not be continued if, in either case, a violation of Section 9.01 or
                                                              ------------
9.05 or an Event of Default is in existence on the date of the conversion or
----
continuation, as applicable, and the Administrative Agent or the Required Lenders have determined that such conversion at such time would be disadvantageous to the Lenders and (iii) Borrowings of Eurocurrency Loans resulting from this Section 1.06 shall be limited in number as provided in
                    ------------
Section 1.02.  Each such conversion or continuation, as applicable, shall be
------------
effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 noon (New York City time), at least three Business Days' (or two Business Days, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of
                                                                     ---------
Conversion or Continuation") specifying the Revolving Loans or Term B Loans to
--------------------------
be so converted or continued, the Type of Loans to be continued or converted into and, if to be converted into, or continued as, a Borrowing of Eurocurrency Loans, the Interest Period to be initially applicable thereto. Each conversion or continuation of Term B Loans shall be allocated among the Term B Loans of the Term B Lenders in accordance with their respective Term B Pro Rata Shares. Each conversion or continuation of Revolving Loans shall be allocated among the Revolving Loans of the Lenders in accordance with their respective Revolving Percentages. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans or Term B Loans.

          1.07 Pro Rata Borrowing. All Borrowings of Term B Loans and Revolving
               ------------------
Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term B Commitments and Revolving Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

          1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan
               --------
shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurocurrency Loan pursuant to Section 1.06 at a rate per annum which shall at all times be the Base Rate
   ------------
Margin plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurocurrency Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan and
(ii) the conversion of such Eurocurrency Loan to a Base Rate Loan pursuant to
Section 1.06 or 1.09, as applicable, at a rate per annum which shall at all
------------    ----
times be the Eurocurrency Margin plus the relevant Eurocurrency Rate.

          (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate borne by such Loans at the time such payment becomes due, in each case with such interest to be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, in arrears on each Quarterly Payment Date, (ii) in respect of each Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of longer than three months, every three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment and conversion of Revolving Loans that are maintained as Base Rate Loans) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).
                ----------------

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof. Such determinations shall, absent manifest error and subject to Section 1.10, be final, conclusive and binding
                              ------------
upon all parties hereto.

          1.09 Interest Periods. (a) At the time the Borrower gives a Notice of
               ----------------
Borrowing or Notice of Conversion or Continuation in respect of the making or continuation of, or conversion into, a Borrowing of Eurocurrency Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 noon (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurocurrency Loans, the Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, if consented to by all Lenders, twelve month period. Notwithstanding anything to the contrary contained above:

          (i) all Eurocurrency Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Eurocurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period shall extend beyond the Term B Loan Maturity Date; and

          (vi) no Interest Period may be elected at any time when a violation of Section 9.01 or 9.05 or an Event of Default is then in existence and the
   ------------    ----
Administrative Agent or the Required Lenders have determined that such an election at such time would be disadvantageous to the Lenders.

          (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurocurrency Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10   Increased Costs, Illegality, etc. (a) In the event that (x) in
                 --------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

     (i) on any date for determining the Eurocurrency Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank

Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

     (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of Taxes or other similar charges) because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency
Rate) and/or (y) other circumstances occurring after the Restatement Effective Date adversely affecting the interbank Eurocurrency market or the position of such Lender in such market; or

     (iii) at any time after the Restatement Effective Date, that the making or continuance of any Eurocurrency Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurocurrency Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower shall, subject to the provisions of Section 12.17 (to
                                                             -------------
the extent applicable), pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis shall be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as
                                           ---------------
possible and, in any event, within the time period required by law.

            (b) At any time that any Eurocurrency Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and
                           -------------------    -----
in the case of a Eurocurrency Loan affected pursuant to Section 1.10(a)(iii),
                                                        --------------------
the Borrower shall) either (i) if the affected

Eurocurrency Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected
                     -------------------    -----     ----
Eurocurrency Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurocurrency Loan into a Base Rate Loan, provided that if more than one Lender is so affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).
                 ---------------

          (c) If any Lender shall have determined that after the Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by relevant authority with the interpretation or administration thereof, or compliance by such Lender (or any corporation controlling such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's (or such controlling corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender (or such controlling corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or such controlling corporation's) policies with respect to capital adequacy), then from time to time, within 15 days after written demand by such Lender (with a copy to the Administrative Agent and accompanied by the notice described in the last sentence of this Section 1.10(c)), the Borrower
                                              ----------------
shall, subject to the provisions of Section 12.17 (to the extent applicable),
                                    -------------
pay to such Lender such additional amount or amounts as will compensate such Lender (or such controlling corporation) for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the
        ---------------
Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis shall be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section
                                                                         -------
1.10(c) upon the subsequent receipt of such notice.
-------

          1.11 Compensation; Breakage. The Borrower shall, subject to the
               ----------------------
provisions of Section 12.17 (to the extent applicable), compensate each Lender,
              -------------
upon its written request (which request shall set forth the reasonably detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of
            ----------------
any of its Eurocurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto (other than any prepayment or repayment made by the Borrower upon the Administrative Agent's demand therefor following a Lender's failure to make available its pro rata share of a Borrowing as set forth in the last three sentences of Section 1.04(a)); (iii) if any
                                     ----------------
prepayment of any of its Eurocurrency Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurocurrency Loans when required by the terms of this Agreement or (y) an election made pursuant to Section
                                                                   -------
1.10(b).
-------

          1.12 Change of Lending Office.  Each Lender agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
                                                        -------------------
(iii), 1.10(c), 2.06 or 4.04 with respect to such Lender, it will, if requested
-----  -------  ----    ----
by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans, its Revolving Loan Commitment, Term B Commitment or Letters of Credit, as the case may be, if affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this
Section 1.12 shall affect or postpone any of the obligations of the Borrower or
------------
the right of any Lender provided in Section 1.10, 2.06 or 4.04.
                                    ------------  ----    ----

          1.13 Replacement of Lenders.  (x) If any Revolving Lender becomes a
               ----------------------
Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) if any Lender (or in the case of Section 2.01 Facing Agent)
                                                      ------------
is owed increased costs under Section 1.10(a)(ii) or (iii), Section 1.10(c) or
                              -------------------    -----  ---------------
Section 2.01(h), or the Borrower is required to make any payments under Section
---------------                                                         -------
4.04(a) to any Lender materially in excess of those to the other Lenders or (z)
-------
as provided in Section 12.12 in the case of certain refusals by a Lender to
               -------------
consent to certain proposed amendments, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower shall have the right, if no Event of Default or Default then exists, to replace such Lender (the "Replaced
                                                                --------
Lender") with one or more other Eligible Assignee or Eligible Assignees, none of
------
whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") acceptable to the Administrative Agent,
                    ------------------
provided that (i) at the time of any replacement pursuant to this Section 1.13,
                                                                  ------------
the Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to the Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and
(ii) all obligations of the Borrower owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and
(ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the Replaced Lender continues to have outstanding Term B Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time which it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Facing Agent (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Facing Agent or the depositing of cash collateral into the Collateral Account in amounts and pursuant to arrangements satisfactory to such Facing Agent) have been made with respect to such outstanding Letters of Credit.

SECTION 2.  Letters of Credit.
            -----------------

            2.01  Letters of Credit.  (a) Subject to and upon the terms and
                  -----------------
conditions herein set forth, the Borrower may request that any Facing Agent issue, at any time and from time to time on and after the Restatement Effective Date, and prior to the 30/th/ Business Day preceding the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of LC Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Facing Agent, or in such other form as has been approved by such Facing Agent (each such standby letter of credit, a "Standby Letter of Credit") in support of such
                                  ------------------------
LC Supportable Indebtedness and (y) for the account of the Borrower and in support of trade obligations of the Borrower or any of its Subsidiaries, an irrevocable sight letter of credit in a form customarily used by such Facing Agent or in such other form as has been approved by such Facing Agent (each such letter of credit, a "Commercial Letter of Credit"; and each such Commercial
                     ---------------------------
Letter of Credit and each Standby Letter of Credit, a "Letter of Credit"), in
                                                       ----------------
support of commercial transactions of the Borrower and its Subsidiaries; provided, however, no Letter of Credit shall be issued the Stated Amount of
--------  -------
which, when added to the L/C Obligations (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit at such time) would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding, the Adjusted Total Revolving Loan Commitment at such time.

            (b) Each Facing Agent may agree, in its sole discretion, that it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such LC Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to an Event of Default or Default hereunder and (y) in the case of Commercial Letters of Credit, in support of trade obligations as referenced in Section 2.01(a), provided that the
                                              ---------------  --------
respective Facing Agent shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Facing Agent from issuing such Letter of Credit or any Requirement of Law applicable to such Facing Agent from any Governmental Authority with jurisdiction over such Facing Agent shall prohibit, or request that such Facing Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Facing Agent with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Facing Agent is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Facing Agent as of the date hereof and which such Facing Agent in good faith deems material to it: or

                  (ii) such Facing Agent shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in
Section 2.01(b)(A)(vi).
---------------------

                        (A) Notwithstanding the foregoing, (i) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance, provided, that any
                                                             --------
Standby Letter of Credit may be automatically extended for periods of up to one year so long as such Standby Letter of Credit provides that the respective Facing Agent retains an option, satisfactory to such Facing Agent, to terminate such Standby Letter of Credit within a specified period of time prior to each scheduled extension date and (y) each Commercial Letter of Credit shall have an expiry date occurring not later than 180 days after such Commercial Letter of Credit's date of issuance; (ii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day next preceding the Revolving Loan Maturity Date and (y) no Commercial Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iii) each Letter of Credit shall be denominated in Dollars and be payable on a sight basis; (iv) the Stated Amount of each Letter of Credit shall not be less than $20,000 or such lesser amount as is acceptable to the Facing Agent; and (v) no Facing Agent will issue any Letter of Credit after it has received written notice from the Borrower or the Required Lenders stating that an Event of Default or Default exists until such time as Facing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Event of Default or Default by the Required Lenders (or all the Lenders to the extent required by
Section 12.12).
-------------

                        (B) Notwithstanding the foregoing, in the event a Lender Default exists, no Facing Agent shall be required to issue any Letter of Credit unless the respective Facing Agent has entered into arrangements satisfactory to it and the Borrower to eliminate such Facing Agent's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders' applicable Revolving Percentage of the applicable L/C Obligations.

            (c) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Facing Agent written notice thereof prior to 1:00 p.m. (New York City time) at least five Business Days (or such shorter period as may be acceptable to such Facing Agent) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit C (each a "Letter of Credit
                                       ---------          ----------------
Request") and may be submitted via facsimile to the respective Facing
-------
Agent (who may rely upon such facsimile as if it were an original thereof). Each such notice shall specify (A) the proposed issuance date and expiration date,
(B) the name(s) of each obligor with respect to such Letter of Credit, (C) the Borrower as the account party, (D) the name and address of the beneficiary (which Person shall be reasonably acceptable to Facing Agent), (E) the Stated Amount of such proposed Letter of Credit and (F) the purpose of such Letter of Credit (which shall be reasonably acceptable to Agent and Facing Agent) and such other information as Facing Agent may reasonably request. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be reasonably acceptable to Facing Agent). Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practices for Documentary Credit Operations as in effect on the date of issuance of such Letter of Credit.

Each Letter of Credit Request shall include any other documents as Facing Agent customarily requires in connection therewith.

               (i) In the case of Standby Letters of Credit, each Facing Agent shall, promptly after the issuance of or amendment or modification to a Standby Letter of Credit, give the Administrative Agent and the Borrower written notice of the issuance, amendment or modification of such Letter of Credit, accompanied by a copy of such issuance, amendment or modification. Promptly upon receipt of such notice, the Administrative Agent shall give each Revolving Lender written notice of such issuance, amendment or modification, and if so requested by any Revolving Lender, the Administrative Agent shall provide such Revolving Lender with copies of such issuance, amendment or modification.

               (ii) As to any Letters of Credit issued by a Facing Agent other than BT, the respective Facing Agent shall send to the Administrative Agent, on the first Business Day of each week, by telefax, its outstanding Standby and Commercial Letter of Credit daily balances for the previous week.

          (d)  (i)    The Borrower hereby agrees to reimburse the respective
Facing Agent, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Facing Agent under and in accordance with any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing"), no later
                                                  --------------
than one Business Day after the date on which the Borrower receives notice of such payment or disbursement, with interest on the amount so paid or disbursed by such Facing Agent, to the extent not reimbursed prior to 1:00 p.m. (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Facing Agent is reimbursed therefor by the Borrower at a rate per annum which shall be the Base Rate in effect from time to time plus the Base Rate Margin, provided, however, to the
                                                    --------  -------
extent such amounts are not reimbursed prior to 1:00 p.m. (New York City time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Facing Agent (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Base Rate Margin for Revolving Loans maintained as Base Rate Loans (plus an additional 2% per annum), such interest also to be payable on demand. The respective Facing Agent shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

               (ii)   The Obligations of the Borrower under this Section 2.01(d)
                                                                 ---------------
to reimburse the respective Facing Agent with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be
                 -------
absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Facing Agent, the Administrative Agent or any Lender (including in its capacity as issuer of the Letter of Credit or as LC Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Facing Agent's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to the Borrower.

          (e) (i) Immediately upon the issuance by any Facing Agent of any Letter of Credit, such Facing Agent shall be deemed to have sold and transferred to each Revolving Lender, other than such Facing Agent (each such Lender, in its capacity under this Section 2.01(e), an "LC Participant"), and each such LC
                    ---------------      --------------
Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Facing Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender's Adjusted RC Percentage, in such Letter of Credit, each substitute Letter of Credit, each Drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit fees shall be payable directly to the Administrative Agent for the account of the Revolving Lenders as provided in Section 2.01(g) and the LC Participants shall have no right to receive any
   ---------------
portion of the Facing Fees), and any security therefor or guarantee pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted RC Percentage of the Lenders pursuant to Section 12.04(b) or upon a Lender Default,
                                      ----------------
it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating to Letters of Credit, there shall be an automatic adjustment pursuant to this Section 2.01(e) to reflect the new Adjusted RC
                            ---------------
Percentage of the assignor and assignee Lender or of all Lenders with Revolving Loan Commitments, as the case may be.

          (ii) In determining whether to pay under any Letter of Credit, such Facing Agent shall have no obligation relative to the LC Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to the Borrower or any Lender.

          (f) In the event that any Facing Agent makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Facing Agent pursuant to this Section 2.01, such Facing
                                                     ------------
Agent shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant of such failure, and each such LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Facing Agent, the amount of such LC Participant's applicable Revolving Percentage of such Unpaid Drawing in Dollars and in same day funds; provided, however, that no LC Participant shall be obligated to pay
           --------  -------
to the Administrative Agent its applicable Revolving Percentage of such unreimbursed amount for any wrongful payment made by such Facing Agent under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction on the part of such Facing Agent. If the Administrative Agent so notifies any LC Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 11:00 a.m. (New York City time) on any Business Day, such LC

Participant shall make available to the Administrative Agent for the account of the respective Facing Agent such LC Participant's applicable Revolving Percentage of the amount of such Unpaid Drawing on such Business Day in same day funds. If and to the extent such LC Participant shall not have so made its applicable Revolving Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of the respective Facing Agent, such LC Participant agrees to pay to the Administrative Agent for the account of such Facing Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Facing Agent at the overnight Federal Funds Effective Rate. The failure of any LC Participant to make available to the Administrative Agent for the account of the respective Facing Agent its applicable Revolving Percentage of any payment under any Letter of Credit issued by it shall not relieve any other LC Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Facing Agent its applicable Revolving Percentage of any payment under any such Letter of Credit on the day required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to Agent for the account of such Facing Agent such other LC Participant's applicable Revolving Percentage of any such payment.

                    (A) Whenever any Facing Agent receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Facing Agent any payments from the LC Participants pursuant to this Section 2.01(f), such Facing Agent shall pay to the Administrative Agent
        ---------------
and the Administrative Agent shall pay to each LC Participant which has paid its Revolving Percentage thereof, in Dollars and in same day funds, an amount equal to such LC Participant's Revolving Percentage of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                    (B) The obligations of the LC Participants to make payments to each Facing Agent with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                         (1)  any lack of validity or enforceability of this
Agreement or any of the other Credit Documents;

                         (2)  The existence of any claim, setoff, defense or
other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                         (3)  any draft, certificate or any other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (4)  the surrender or impairment of any security for
the performance or observance of any of the terms of any of the Credit Documents; or

                         (5)  the occurrence of any Default or Event of Default.

          (g) (i) The Borrower agrees to pay the following amount to Facing Agent with respect to the Letters of Credit issued by it for the account of the
Borrower:

                    (A) with respect to Drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by Facing Agent in respect of each such Drawing from the date of the Drawings through the date such Drawing is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 2.01(c)) at a rate
                                            ---------------
determined in accordance with the terms of Section 2.01(d)(i);
                                           ------------------

                    (B) with respect to the issuance or amendment of each Letter of Credit and each Drawing made thereunder, documentary and processing charges in accordance with Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

                    (C) a facing fee in respect of each Letter of Credit (the "Facing Fee") issued by such Facing Agent computed at the rate equal to (1) in
 ----------
the case of Commercial Letters of Credit, 1/4 of 1% per annum on the daily Stated Amount of such Commercial Letter of Credit, provided, that in any event, the minimum amount of the Facing Fee payable for each Commercial Letter of Credit shall be $100 and (2) in the case of Standby Letters of Credit, 1/4 of 1% per annum on the daily Stated Amount of such Standby Letter of Credit, provided
                                                                       --------
that, in any event, the minimum amount of the Facing Fee payable in any 12-month period for each Standby Letter of Credit shall be $500 (it being agreed that, on each anniversary of the issuance of any Standby Letter of Credit or upon any earlier termination or expiration of a Standby Letter of Credit, if $500 exceeds the amount of Facing Fees theretofore paid or then accrued with respect to such Standby Letter of Credit, in either case after the date of the issuance thereof, or if later, after the date of the last anniversary of the issuance thereof (but excluding any amounts paid after such anniversary with respect to periods ending on or prior to such anniversary, including, without limitation, as a result of the operation of this parenthetical), the amount of such excess shall be payable on the next date upon which accrued Facing Fees are otherwise payable with respect to Standby Letters of Credit). Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date of each year and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

               (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each LC Participant in respect of all Letters of Credit outstanding such Lender's Revolving Percentage of a commission equal to the then Eurocurrency Margin for Revolving Loans with respect to the maximum Stated Amount under such outstanding Letters of Credit (the "LC Commission"), due and
                                                      -------------
payable quarterly in arrears on each Quarterly Payment Date on the Revolving Loan Maturity Date and thereafter, on demand. The LC Commission shall be computed on a daily basis from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

               Promptly upon receipt by Facing Agent or the Administrative Agent of any amount described in clause (i)(A) or (ii) of this Section 2.01(g),
                                                               ---------------
Facing Agent or the Administrative Agent shall distribute to each Lender that has reimbursed Facing Agent in accordance with Section 2.01(d) its Revolving
                                               ---------------
Percentage of such amount.  Amounts payable under clause (i)(B) and (C) of this
Section 2.01(g) shall be paid directly to Facing Agent.
---------------

          (h) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save Facing Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys'
fees) (other than for Taxes, which shall be covered by Section 4.04) which
                                                       ------------
Facing Agent may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction of Facing Agent or (ii) the failure of Facing Agent to honor a Drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"). As between the Borrower and
                            ---------------
Facing Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Facing Agent shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any Drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Facing Agent, including, without limitation, any acts of Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of Facing Agent's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted to be taken by Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted to be taken in good faith, shall not put Facing Agent under any resulting liability to the Borrower. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have no obligation to indemnify Facing Agent in respect of any liability incurred by Facing Agent arising solely out of the gross negligence or willful misconduct of Facing Agent. The right of indemnification in the first paragraph of this Section 2.01(h) shall not prejudice any rights that
                  ---------------
the Borrower may otherwise have against Facing Agent with respect to a Letter of Credit issued hereunder.

            (i) If at any time after the date hereof the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Facing Agent or any Lender with any request or directive by any such authority (whether or not having the force of law or any change in GAAP), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by Facing Agent or participated in by any Lender, or (ii) impose on Facing Agent or any Lender any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to Facing Agent or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by Facing Agent or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by Facing Agent or any Lender (a copy of which demand shall be sent by Facing Agent or such Lender to the Administrative Agent), the Borrower shall pay to Facing Agent or such Lender such additional amount or amounts as will compensate Facing Agent or such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Facing Agent or any Lender, upon determining that any additional amounts will be payable pursuant to this
Section 2.01(i), will give prompt written notice thereof to the Borrower, which
---------------
notice shall include a certificate submitted to the Borrower by Facing Agent or such Lender (a copy of which certificate shall be sent by Facing Agent or such Lender to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate Facing Agent or such Lender, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.01(i). The certificate required to be
                         ---------------
delivered pursuant to this Section 2.01(i) shall, absent manifest error, be
                           ---------------
final, conclusive and binding on the Borrower.

            (j)  The letters of credit set forth on Annex III were issued
                                                    ---------
pursuant to the Existing Credit Agreement and remain outstanding as of the Restatement Effective Date (the "Existing Letters of Credit"). The Company,
                                 --------------------------
each Facing Agent and each of the Lenders hereby agree with respect to the Existing Letters of Credit that such Existing Letters of Credit, for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Lender agrees to participate in each Existing Letter of Credit issued by any Facing Agent in an amount equal to its Revolving Percentage of the Stated Amount of such Existing Letter of Credit.

SECTION 3.  Fees, Commitments.
            -----------------

            3.01 Fees.  (a) The Borrower agrees to pay to the Administrative
                 ----
Agent a commitment commission ("Commitment Commission") for the account of each
                                ---------------------
Non-Defaulting Lender with a Revolving Loan Commitment for the period from and including the Restatement Effective Date to, but not including, the date the Total Revolving Loan Commitment has been terminated, computed at a rate for each day equal to the Commitment Commission Percentage per annum on the daily average of such Lender's Unutilized Revolving Loan Commitment. Such

Commitment Commission shall be due and payable in arrears on each Quarterly Payment Date of each year and on the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent such other fees as agreed to among the Borrower, the Administrative Agent and the Syndication Agent, when and as due pursuant to the Fee Letter.

          (c)  All computations of Fees shall be made in accordance with Section
                                                                         -------
12.07(b).
--------

          3.02 Voluntary Reduction of Commitments.  (a) Upon at least three
               ----------------------------------
Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, provided that
(x) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each Revolving Lender, (y) no such reduction shall reduce any Non-Defaulting Lender's Revolving Loan Commitment to an amount that is less than the outstanding Revolving Loans of such Lender and (z) any partial reduction pursuant to this Section 3.02 shall be in the amount of at
                                   ------------
least $1,000,000.

          (b)  In the event of certain refusals by a Lender as provided in
Section 12.12(b) to consent to certain proposed changes, waivers, discharges or
-----------------
terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, subject to the requirements of said Section
                                                                        -------
12.12(b) and upon five Business Days' written notice to the Administrative Agent
--------
at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Revolving Loan Commitment of such Lender so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination (at which time Annex I
                                                                       -------
shall be deemed modified to reflect such changed amounts), and at such time such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.01, 4.04, 12.01 and
                                -------------  ----  ----  ----  -----
12.06), which shall survive as to such repaid Lender.
-----

          3.03 Mandatory Reductions of Commitments, etc.  (a) The Commitments
               ----------------------------------------
shall terminate on May 31, 2001 unless the Restatement Effective Date has occurred on or before such date, and in the event of such termination, this Agreement shall be of no force or effect and the Existing Credit Agreement shall continue to be effective, as the same may have been amended, modified or supplemented from time to time.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving
        ------------
Loan Commitment of each Lender) shall terminate on the Revolving Loan Maturity Date.

SECTION 4.  Payments.
            --------

            4.01  Voluntary Prepayments.  The Borrower shall have the right to
                  ---------------------
prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term B Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurocurrency Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment with respect to Base Rate Loans (other than Swingline Loans, with respect to which notice may be given by the Borrower on the day of prepayment) and three Business Days prior to the date of such prepayment with respect to Eurocurrency Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders;

            (ii) (x) each partial prepayment of any Borrowing (other than a Borrowing of Swingline Loans) shall be in an aggregate principal amount of at least $500,000 and (y) each partial prepayment of any Borrowing of Swingline Loans shall be in an aggregate principal amount of at least $50,000, provided that no partial prepayment of Eurocurrency Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

            (iii) at the time of any prepayment of Eurocurrency Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period
        ------------
applicable thereto, the Borrower shall pay the amounts required pursuant to
Section 1.11;
------------

            (iv)  in the event of certain refusals by a Lender as provided in
Section 12.12(b) to consent to certain proposed changes, waivers, discharges or
----------------
terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon 5 Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender in accordance with said Section 12.12(b) so long as (A) in the case of
                               ----------------
the repayment of Revolving Loans of any Lender pursuant to this clause (iv), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Annex I shall be deemed modified to reflect the changed
                         -------
Revolving Loan Commitments) and (B) in the case of the repayment of Loans of any Lender, the consents required by Section 12.12(b) in connection with the
                                 ----------------
repayment pursuant to this clause (iv) have been obtained;
                           -----------

            (v) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing;
                           --- ----
provided that such prepayments shall not be applied to any Revolving Loans of a
--------
Defaulting Lender at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Revolving Percentage of all Revolving Loans then outstanding; and

          (vi) each prepayment of Term B Loans pursuant to this Section 4.01
                                                                ------------
shall be applied to reduce the then remaining Scheduled Term B Repayments on a pro rata basis (based upon the then remaining principal amount of each such
--- ----
Scheduled Term B Repayment).

The notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 4.01 are for the benefit of the
                            ------------
Administrative Agent and may be waived unilaterally by the Administrative Agent.

          4.02 Mandatory Prepayments.
               ---------------------

          (a) (i) If on any date the sum of the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Lenders, Swingline Loans and the L/C Obligations then outstanding exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Lenders, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Lenders, the aggregate amount of L/C Obligations then outstanding exceeds the Adjusted Total Revolving Loan Commitment, the Borrower shall pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the L/C Obligations then outstanding at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations). The Borrower shall prepay the principal amount of the Term B Loans on any date on which the aggregate amount of such Loans (after giving effect to any other repayments or prepayments on such day) exceeds the aggregate Term B Commitments, in the amount of such excess.

               (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Lender exceeds the Revolving Loan Commitment of such Defaulting Lender, the Borrower shall repay on such date principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

               (iii) The Borrower shall cause to be paid Scheduled Term B Repayments on the Term B Loans until the Term B Loans are paid in full in the amounts and at the times specified in the definition of Scheduled Term B Repayments to the extent that prepayments have not previously been applied to such Scheduled Term B Repayments (and such Scheduled Term B Repayments have not otherwise been reduced) pursuant to the terms hereof. Any outstanding Term B Loans shall be repaid in full on the Term B Loan Maturity Date.

          (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, and (ii) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date.

          (c)  With respect to each repayment of Loans required by this Section
                                                                        -------
4.02, the Borrower may designate the Types of Loans which are to be repaid and,
----
in the case of Eurocurrency Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurocurrency Loans pursuant to
               --------
this Section 4.02 may only be made on the last day of an Interest Period
     ------------
applicable thereto unless all Eurocurrency Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full;
(ii) if any prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; (iii) each prepayment of any Revolving Loans pursuant to a Borrowing shall be applied pro
                                                                           ---
rata among such Revolving Loans; and (iv) each prepayment of any Term B Loans
----
shall be applied pro rata among such Term B Loans.  In the absence of a
                 --- ----
designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but not obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this
            ------------
Section 4.02(c), if at any time a mandatory or voluntary prepayment of Revolving
---------------
Loans pursuant to Section 4.01 or 4.02 would result, after giving effect to the
                  ------------    ----
procedure's set forth above, in the Borrower incurring breakage costs under
Section 1.11 as a result of Eurocurrency Loans being prepaid other than on the
------------
last day of an Interest Period applicable thereto (the "Affected Eurocurrency
                                                        ---------------------
Loans"), then the Borrower may in its sole discretion initially deposit a
-----
portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral arrangement satisfactory to the Administrative Agent and the Borrower and shall provide for investments satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Eurocurrency Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Affected Eurocurrency Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Eurocurrency Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section
   ---------                                                       -------
4.02(c) shall, subject to the requirements of applicable law, be immediately
-------
applied to repay such Loans.

          (d) On the first Business Day after the date of receipt thereof by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as set forth in Section 4.02(i) subject to modification of such
                                 ---------------
application as set forth in Section 4.02(c), provided, that up to $15,000,000 of
                            ---------------
Net Cash Proceeds in the aggregate during the term of this Agreement shall not be required to be so applied on such date to the extent that no Event of Default or Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets used or to be used in the businesses referred to in Section 8.01 within 270 days following the date of such Asset
               ------------
Sale

(which certificate shall set forth the estimates of the proceeds to be so expended). To the extent such Net Cash Proceeds have not been reinvested as provided herein within 270 days, such remaining portion shall be applied on the last day of such 270 day period as a mandatory repayment of Loans pursuant to
Section 4.02(i) and if all or any portion of such Net Cash Proceeds are not
---------------
required to be applied on the 270th day referred to above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of the Loans as provided in Section 4.02(i).
                                                ---------------

          (e) On each Excess Cash Payment Date, an amount equal to 75% of Excess Cash Flow of the Borrower and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of the Loans pursuant to Section 4.02(i); provided,
                                                  ---------------  --------
that so long as no Event of Default or Default then exists, if the Leverage Ratio as of the last day of such most recent Excess Cash Flow Period is less than 3.50:1.00 then, instead of 75%, an amount equal to 50% of Excess Cash Flow of the Borrower and its Subsidiaries for such Excess Cash Flow Period shall be applied as a mandatory repayment of the Loans as provided below in Section
                                                                   -------
4.02(i).
-------

          (f) On the first Business Day after receipt thereof by the Borrower or any of its Subsidiaries an amount equal to 100% of the Net Offering Proceeds of the sale or issuance of Capital Stock of (or cash capital contributions to) the Borrower or any of its Subsidiaries (other than equity contributions to the Borrower made by its Subsidiaries), shall be applied as a mandatory repayment of the Loans pursuant to Section 4.02(i).
                      ----------------

          (g) On the Business Day of receipt thereof by the Borrower or any Subsidiary, an amount equal to 100% of the Net Offering Proceeds of any subordinated Indebtedness permitted by Section 8.04(j) hereof shall be applied
                                       ---------------
as a mandatory repayment of principal of the Loans pursuant to Section 4.02(i).
                                                               ---------------

          (h) Within ten (10) days following each date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term B Loans, provided that (1) so long as no Event of Default or Default then exists, if the net proceeds from any Recovery Event are less than $500,000, then no prepayment shall be required pursuant to this Section 4.02(h), and (2) so long as no Event of Default or
                 ---------------
Default then exists, with respect to any single or series of related Recovery Events the net proceeds therefrom which are equal to or greater than $500,000 but less than $15,000,000, such proceeds shall not be required to be so applied on such date to the extent that (x) the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 365 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) such proceeds are deposited in an escrow account with the Administrative Agent for the benefit of the Secured Parties (the "Recovery
                                                                      --------
Event Escrow Account"), from which escrow account amounts may be withdrawn only
----- --------------
to repay the Loans or to be used for the purposes described in clause (x) above, provided, further, that

          (i) if the amount of such proceeds from any single or series of related Recovery Events exceeds $15,000,000, then the entire amount and not just the portion in excess of $15,000,000 shall be applied as a mandatory repayment of Term B Loans as provided above in this Section 4.02(h),
                                          ---------------

          (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term B Loans pursuant to the first proviso of this
Section 4.02(h) are not so used (or contractually committed to be used) within
---------------
365 days after the day of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term B Loans as provided in this Section 4.02(h) and
                                                  ---------------

          (iii) if all or any portion of such proceeds are not required to be applied on the 365th day referred to in clause (ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of the Term B Loans as provided in this Section 4.02(h).
                                                            ---------------

          (i) Except as expressly provided in this Agreement, all prepayments of principal made by the Borrower pursuant to Section 4.02 shall be applied (i)
                                              ------------
to the payment of the unpaid principal amount of the Term B Loans until the Term B Loans are paid in full and then to the payment of the then outstanding balance of the Revolving Loans with a corresponding permanent reduction of the Revolving Loan Commitment in the amount of such payment and the cash collateralization of L/C Obligations then outstanding; (ii) within each of the foregoing Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; (iii) with respect to Eurocurrency Loans, in such order as the Borrower shall request (and in the absence of such request or during the continuance of an Event of Default, as the Administrative Agent shall determine); and (iv) pro
                                                                            ---
rata with respect to each of the Scheduled Term B Repayments.  If any prepayment
----
of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under
Section 1.11.
------------

          (j) All Scheduled Term B Repayments shall be applied (i) first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans and (ii) with respect to Eurocurrency Loans, in such order as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine). All payments shall include payment of accrued interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under
Section 1.11.
------------

          4.03   Method and Place of Payment.  Except as otherwise specifically
                 ---------------------------
provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on their respective pro rata shares)
                                                                --- ----
account of the Lenders entitled thereto (which funds the Administrative Agent shall promptly forward to such Lenders), not later than 1:00 P.M. (New York City time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to, make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York City time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a) All payments made by the Borrower hereunder
                ------------
or under any Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04, all payments hereunder and under
                                ------------
any of the Credit Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by the Borrower free and clear of and without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom

          (i) a tax imposed on or measured by the overall net income (including a franchise tax based on net income) of the lending office of the Lender in respect of which the payment is made by the jurisdiction in which the Lender is incorporated or the jurisdiction (or political subdivision or taxing authority thereof) in which its lending office is located,

          (ii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loans or portion thereof affected by such change and

          (iii) any tax imposed on or measured by the overall net income (including a franchise tax based on net income) of a Lender or an office or branch thereof by the United States of America or any political subdivision or taxing authority thereof or therein (such tax or taxes, other than excluded tax or taxes, being herein referred to as "Tax" or "Taxes"). If the Borrower is
                                       ---      -----
required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Credit Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required. A certificate as to any additional amounts payable to a Lender under this Section 4.04 submitted to the Borrower by
                                       ------------
such Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          (b) If the Borrower makes any payment hereunder or under any of the Credit Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lenders within 30 days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

          (c)  Without prejudice to the other provisions of Section 4.04, if any
                                                            ------------
Lender, or the Administrative Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any amount received or receivable hereunder or under any of the Credit Documents by such Lender, or the Administrative Agent on its behalf, or any liability for Tax in respect of any such payment is imposed, levied or assessed against any Lender or the Administrative Agent on its behalf, the Borrower will promptly, following receipt of the certificate described in the immediately following sentence, indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including reasonable counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender arising by virtue of payments under this Section 4.04(c), computed in a
                                                ---------------
manner consistent with this Section 4.04(c).  A certificate prepared in good
                            ---------------
faith as to the amount of such payment by such Lender, or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

          (d) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an Assignee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Lender was already a
            ------------    -----
Lender hereunder immediately prior to such assignment), on the date of such assignment to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI or W-8IMY (or successor or other applicable forms prescribed by the IRS) certifying to such Lender's entitlement to a complete exemption from or reduced rate of United States withholding tax on interest payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver the applicable form pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a
                                         ---------
"Section 4.04(d)(ii) Certificate") and (y) two accurate and complete original
--------------------------------
signed copies of IRS Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax on payments of interest to be made under this Agreement and under any Note; provided, however, that no Lender shall be required to deliver a an IRS Form W-
--------  -------
8BEN, W-8ECI, W-8IMY, or Section 4.04(d)(ii) Certificate under this Section
                                                                    -------
4.04(d) to the extent that the delivery of such form is not authorized by law;
-------
provided further, however, that in the event that a Lender provides the Borrower
-------- -------  -------
or the Administrative Agent with an IRS Form W-8IMY (or substitute form) indicating that it is a "flow through" entity, as defined in Treasury Regulations promulgated under Section 1441 of the Code, or otherwise, not a beneficial owner of interest payments under this Agreement and under any Note, such Lender agrees, on or prior to the Restatement Effective Date, or the date of assignment to such Lender, as applicable, to take any actions necessary, and to deliver to the Borrower and the Administrative Agent all forms necessary, to establish such Lender's entitlement to a complete exemption from, or a reduction in, United States withholding tax on payments of interest to be made under this Agreement and under any Note, including causing its partners, members, beneficiaries, beneficial owners, and their beneficial owners, if any, to take any actions and deliver any forms necessary to establish such exemption. Notwithstanding the foregoing, (i) a fiscally transparent entity may provide an IRS Form W-8BEN to claim a treaty exemption or rate reduction to the extent that such entity is receiving interest and is not treated as fiscally transparent by its own jurisdiction, provided the satisfaction of such conditions entitles the Lender to an exemption or reduction from withholding at the time such Lender becomes a party to this Agreement and
(ii) a withholding foreign partnership, withholding foreign trust, and qualified intermediary shall only provide such information as is required by Treasury Regulations promulgated under Code Section 1441. For purposes of this Agreement, the term "Forms" shall include any attachments for to IRS Forms W-8 IMY required to be filed by the Lender. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of an IRS Form W-8BEN, W-8ECI, or W-8IMY and a Section 4.04(d)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender (or its partners, members, beneficiaries, or beneficial owners) to a continued exemption from or reduction in United States withholding Tax on interest payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate; provided,
                                                                --------
however, that no Lender shall be required to deliver an IRS Form W8-BEN, W-8ECI,
-------
or W-8IMY under this Section 4.04(d) to the extent that the delivery of such
                     ---------------
form is not authorized by law; provided, further, however, that any Lender which
                               --------  -------  -------
does not deliver the applicable form pursuant to Section 4.04(d) shall be
                                                 ---------------
entitled to additional payment pursuant to Section 4.04(a) or indemnification
                                           ---------------
under Section 4.04(c) only if and to the extent (i) such failure results from a
      ---------------
change in law or (ii) the Tax to which such additional payment or indemnification relates would have been imposed regardless of whether such Lender provided such forms. Notwithstanding anything to the contrary contained in Section 4.04, any Lender that has not provided to the Borrower the IRS Forms
   ------------
required to be provided to the Borrower pursuant to this Section 4.04(d) shall
                                                         ---------------
not be entitled to any payment of additional amounts pursuant to Section 4.04(a)
                                                                 ---------------
or indemnification under Section 4.04(c) with respect to any deduction or
                         ---------------
withholding which would not have been required if such Lender had provided such forms.

          (e) Each Lender that is incorporated or organized under the laws of the United States of America or a state thereof shall provide two properly completed and duly executed copies of IRS Form W-9, or any successor or other applicable form. Each Lender shall deliver to the Borrower and the Administrative Agent (provided that such Lender remains lawfully able to do so), two further duly executed forms and statements, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by the Borrower. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form or certification adopted by U.S. taxing authorities for such purpose).

          (f) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause the Borrower to make a payment in respect of any Taxes to such Lender pursuant to Section
                                                                     -------
4.04(a) or a payment in indemnification for any Taxes pursuant to Section
-------                                                           -------
4.04(c), it will use reasonable efforts to make, fund or maintain the Loan (or
-------
portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender or take any other action reasonably requested by the Borrower if as a result thereof the additional amounts which would otherwise be required to be paid by such the Borrower in respect of such Loans (or portions thereof) or participation in Letters of Credit pursuant to Section 4.04(a) or Section 4.04(c) would be
                              ---------------    ---------------
materially reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans or participation in Letters of Credit (or portions thereof) through such other lending office or taking of such other action would not otherwise materially adversely affect such Loans or such Lender. The Borrower agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender or taking of such other action pursuant to this Section 4.04(f).
                                             ---------------

SECTION 5.  Conditions Precedent to the Restatement Effective Date and to all
            -----------------------------------------------------------------
Credit Events.  The occurrence of the Restatement Effective Date pursuant to
-------------
Section 12.10, the obligation of the Lenders to make each Loan hereunder, and
-------------
the obligation of the Facing Agent to issue Letters of Credit hereunder, are each subject, at the time thereof (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

            5.01  Execution of Agreement.  On or prior to the Restatement
                  ----------------------
Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 12.10 and (ii) there shall have been delivered to the
            -------------
Administrative Agent for the account of each Lender the appropriate Notes payable to the account of each applicable Lender in the amount of their respective Commitments and, in the case of the Swingline Lender, the Swingline Note, in each case, executed by the Borrower, and in the amount, maturity and as otherwise provided herein.

            5.02  No Default; Representations and Warranties.  On the
                  ------------------------------------------
Restatement Effective Date and at the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and
(ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date.

            5.03  Officer's Certificate.  On or prior to the Restatement
                  ---------------------
Effective Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.07, 5.08,
                                                   -------------  ----  ----
5.09, 5.10 and 5.20 exist or have been satisfied as of such date.
----  ----     ----

            5.04  Opinions of Counsel. On or prior to the Restatement Effective
                  -------------------
Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Restatement Effective Date, from Thompson Hine LLP, special counsel to the Borrower and each Subsidiary Guarantor, which opinion shall (i) cover the matters contained in Exhibit E and (ii) be in form, scope and substance satisfactory to the
---------
Administrative Agent and the Required Lenders.

          5.05  Corporate Proceedings.  (a) On or prior to the Restatement
                ---------------------
Effective Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Restatement Effective Date, signed by the President or any Vice-President of each such Credit Party in the form of Exhibit F with appropriate insertions and deletions, together with copies of the certificate of incorporation, the by-laws or other organizational documents of each such Credit Party and the resolutions of each such Credit Party referred to in such certificate and all of the foregoing shall be satisfactory to the Administrative Agent.

          (b) On or prior to the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          5.06  Plans, Existing Indebtedness Agreements, Shareholders'
                ------------------------------------------------------
Agreements Management Agreements, Employment Agreements, Collective Bargaining
------------------------------------------------------------------------------
Agreements, Tax Sharing Agreements.  On or prior to the Restatement Effective
----------------------------------
Date, there shall have been delivered to the Administrative Agent copies, certified as true and correct by an appropriate officer of the Borrower of:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

          (ii) all agreements evidencing or relating to Existing Indebtedness (the "Existing Indebtedness Agreements");
      --------------------------------

          (iii) all agreements entered into by the Borrower or any of its Subsidiaries (after giving effect to the Transaction) governing the terms and relative rights of its Capital Stock, and any agreements entered into by members or shareholders relating to any such entity with respect to their Capital Stock (including, without limitation, the GEO Shareholders' Agreement) (collectively, the "Shareholders' Agreements");
     ------------------------

          (iv) any material agreement with members of, or with respect to, the management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");
 ---------------------

          (v) any material employment agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements");
                                               ---------------------

          (vi) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements"); and
 --------------------------------

          (vii) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax
                                                                            ---
Sharing Agreements");
------------------

all of which Plans, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements and Tax Sharing Agreements shall be in form and substance satisfactory to the Administrative Agent.

          5.07   Adverse Change, etc. On the Restatement Effective Date, nothing
                 -------------------
shall have occurred (and neither the Lenders nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of the Credit Parties to perform their obligations to them, or (ii) has, or is reasonably likely to have, a Material Adverse Effect.

          5.08   Litigation. On the Restatement Effective Date, there shall be
                 ----------
no actions, suits or proceedings pending or threatened, to the Borrower's knowledge, (a) with respect to the Seller with respect to the Acquired Business or this Agreement or any other Document or the Transaction or any part thereof or any other transaction contemplated hereby or thereby) or (b) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Lenders hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder or under any other Credit Document.

          5.09   Approvals.  On or prior to the Restatement Effective Date, all
                 ---------
material and necessary governmental and third party approvals in connection with the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Lenders or the Administrative Agent, materially adverse conditions upon the consummation of such transactions. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or any other transactions contemplated by this Agreement or any other Document.

          5.10   Consummation of the Acquisition. On or prior to the Restatement
                 -------------------------------
Effective Date, there shall have been delivered to the Lenders a true and correct copy of the Acquisition Agreement and the other Acquisition Documents, and all terms of the Acquisition Agreement and the other Acquisition Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Lenders. The Acquisition Agreement (and the transactions contemplated thereby) shall have been duly approved by the board of directors and (if required by applicable law) the stockholders of the Borrower, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the conditions precedent to the obligation of the parties to consummate the Acquisition as set forth in the Acquisition Documents shall have been satisfied, or waived, all to the satisfaction of the Administrative Agent, and concurrently with the making of Loans on the Restatement Effective Date, the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws, rules and regulations.

          5.11   Subsidiary Guaranty.  On the Restatement Effective Date, each
                 -------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered the Amended and Restated Subsidiary Guaranty in the form of Exhibit G (the
                                                        ---------
"Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and
 -------------------
effect.

          5.12   Security Agreement.  (a) On the Restatement Effective Date, the
                 ------------------
Borrower shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit H (such security agreement,
                                           ---------
as amended, modified or supplemented from time to time, the "Security
                                                             --------
Agreement") and the Borrower shall have taken all actions reasonably requested
---------
by the Administrative Agent (including, without limitation, the obtaining of UCC-11's or equivalent reports and the filing of UCC-1's or UCC-3's) in connection with the perfection and first priority status of the Liens intended to be created and/or maintained by the Pledge Agreement and the Security Agreement in the Pledge Agreement Collateral and the Security Agreement Collateral.

          (b)    On the Restatement Effective Date,

          (i) the Lenders shall have received evidence that the completion of all recordings and filings necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

          (ii) the Collateral Agent shall have in its possession all of the Securities which shall be either endorsed in blank (in the case of promissory notes constituting Securities) or accompanied by executed and undated stock powers (in the case of Capital Stock constituting Securities);

          (iii) the Lenders shall have received evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the first priority Lien in the Pledge Agreement Collateral and the Security Agreement Collateral, subject only to Permitted Encumbrances, have been taken, or arrangements therefor have been made on a basis satisfactory to the Collateral Agent and shall be in place; and

          (iv) the Collateral Agent shall have received a duly executed Perfection Certificate in the form of Exhibit J hereto.
                                      ---------

          5.13   New Mortgages.  On the Restatement Effective Date, the Borrower
                 -------------
will, or will cause its Subsidiaries to, deliver to the Collateral Agent (i) fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (each a "New Mortgage" and, collectively, the "New Mortgages") covering all of the
 ------------                          -------------
Mortgaged Properties listed on Part A of Annex VIII and designated as "New
                                         ----------
Mortgaged Properties" thereon (each a "New Mortgaged Property" and,
                                       ----------------------
collectively, the "New Mortgaged Properties"), and counterparts of such New
                       --------------------
Mortgages shall have been duly recorded or delivered to the Collateral Agent for recording in all places to the extent necessary or, in the reasonable judgment of the Collateral Agent, desirable, effectively to create a valid and enforceable first priority mortgage Lien, subject only to Permitted Encumbrances, on each such New Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Administrative Agent and the Lenders, and (ii) mortgage title insurance policies issued by title insurers reasonably satisfactory to the Collateral Agent (the "New Mortgage Policies") in amounts reasonably
                       ---------------------
satisfactory to the Collateral Agent and assuring the Collateral Agent that the New Mortgages in respect of the New Mortgaged Properties are valid and enforceable first priority mortgage Liens on the respective New Mortgaged Properties free and clear of all defects and encumbrances except Permitted Encumbrances, and such New Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and shall include an endorsement for mechanic liens and for any other matter that the Collateral Agent in its discretion may reasonably request and (iii) such opinions of counsel as the Collateral Agent may reasonably request in connection with such New Mortgages, which opinions of counsel shall be in form and substance satisfactory to the Collateral Agent.

          5.14   Mortgage Amendments, Title Insurance Endorsements.  (a) On the
                 -------------------------------------------------
Restatement Effective Date, the Collateral Agent shall have received:

          (i)    fully executed counterparts of amendments (the "Existing
                                                                 --------
Mortgage Amendments") to the mortgages delivered pursuant to the Existing Credit
-------------------
Agreement (the "Existing Mortgages") in form and substance reasonably
                ------------------
satisfactory to the Collateral Agent, which Existing Mortgages, as amended, shall cover such of the Real Property owned by the applicable Credit Party as shall be listed in Part B of Annex VIII and designated thereon as the "Existing
                             ----------                                --------
Mortgaged Properties" (each an "Existing Mortgaged Property" and collectively,
--------------------            ---------------------------
the "Existing Mortgaged Properties"), together with evidence that counterparts
     -----------------------------
of the Existing Mortgage Amendments have been delivered to the title insurance company insuring the Liens of the Existing Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, effectively to maintain valid and enforceable first priority mortgage liens on the Existing Mortgaged Properties) for the benefit of the Secured Creditors (as therein defined);

          (ii) survey affidavits for each of the Existing Mortgaged Properties executed by the Borrower stating that since the date of the previous survey there have been no new structures constructed on the land or any changes as to any encroachments, overlaps, unrecorded easements or other new matters including, without limitation, additional improvements; and

          (iii) endorsements of the Existing Mortgage Policies (the "Endorsements") in a form and in amounts reasonably satisfactory to the
 ------------
Administrative Agent and the Required Lenders, assuring the Collateral Agent that the Existing Mortgages, as amended by the Existing Mortgage Amendments, are valid and enforceable first priority mortgage liens on the Existing Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Encumbrances, and such Endorsements shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          (b) On the Restatement Effective Date, (i) the Existing Mortgages shall remain in full force and effect, and (ii) no filings, recordings, registrations or other actions (other than those made, obtained or taken on or prior to the Restatement Effective Date referred to in the preceding clause (a)) shall be necessary or, in the opinion of the Collateral Agent, desirable to maintain the perfection and priority of the mortgage liens on the Existing Mortgaged Properties granted pursuant to the Existing Mortgages.

          5.15   Solvency. On the Restatement Effective Date, the Borrower shall
                 --------
have delivered to the Administrative Agent a solvency certificate in respect of the Borrower and its Subsidiaries from the Chief Financial Officer of the Borrower which shall be addressed to the Administrative Agent and each of the Lenders and dated the Restatement Effective Date, setting forth the conclusion that, after giving effect to the Transaction, each of the Borrower and the Borrower and its Subsidiaries taken as a whole, is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay debts as they mature.

          5.16   Insurance Policies.  On or prior to the Restatement Effective
                 ------------------
Date, the Collateral Agent shall have received evidence of insurance complying with the requirements of Section 7.03 for the business and properties of the
                         ------------
Borrower and its Subsidiaries and the Acquired Business, in form and substance satisfactory to the Administrative Agent and, naming the Collateral Agent as an additional insured and/or loss payee, as the case may be, and stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

          5.17   Fees.  On or prior to the Restatement Effective Date, the
                 ----
Borrower shall have paid to the Administrative Agent and the Lenders all Fees and expenses (including, without limitation, reasonable fees and expenses of counsel) agreed upon by such parties to be paid on or prior to such date.

          5.18   Notice of Borrowing, Letter of Credit Request. (a) Prior to the
                 ---------------------------------------------
making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).
                                                                ---------------
Prior to the making of any Swingline Loan, the Swingline Lender shall have received a Notice of Borrowing meeting the requirements of Section 1.03(b)(i).
                                                           ------------------

          (b) Prior to the issuance of each Letter of Credit, the Facing Agent shall have received a Letter of Credit Request meeting the requirements of
Section 2.03.
------------

          5.19   Projections.  On or prior to the Restatement Effective Date,
                 -----------
there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of the Borrower and its Subsidiaries certified by the chief financial officer of the Borrower for the period from January 1, 2001 to December 31, 2005 (the "Projections"), which Projections (x) shall
                                -----------
reflect the forecasted consolidated income statements, balance sheets and cash flow (including all relevant assumptions in connection therewith) of the Borrower and its Subsidiaries after giving effect to the Transaction and (y) shall be satisfactory (including, with respect to the accounting practices and procedures to be utilized by the Borrower and its Subsidiaries following the Transaction) in form and substance to the Administrative Agent.

          5.20   Repayment of Existing Loans and Other Obligations Under
                 -------------------------------------------------------
Existing Credit Agreement, Existing Indebtedness. (a) On or prior to the
------------------------------------------------
Restatement Effective Date, the Borrower shall have repaid in full in cash all outstanding Existing Loans (together with all interest in respect thereof accrued through the Restatement Effective Date) and all other outstanding Obligations (as defined in the Existing Credit Agreement) to the extent then due in accordance with the terms of the Existing Credit Agreement (the "Refinancing").
 -----------

          (b) On the Restatement Effective Date and after giving effect to the Transaction, neither the Borrower nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans, (ii) the Letters of Credit, (iii) the Senior Subordinated Notes and (iv) the Existing Indebtedness.

          5.21   Environmental Report.  On or prior to the Restatement Effective
                 --------------------
Date, there shall have been delivered to the Administrative Agent environmental and hazardous substance analyses with respect to the properties of the Borrower and the Acquired Business, together with all updates with respect thereto, as the Agent may request, the results of which shall be in scope, and in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall be satisfied as to the existing and potential liability of the Borrower and its Subsidiaries and the Seller and the Acquired Business with respect to any environmental matters including compliance with laws and regulations relating to environmental protection.

          5.22   Existing Liabilities.  On the Restatement Effective Date and
                 --------------------
after giving effect to the Transaction, neither the Borrower nor any of its Subsidiaries shall have any existing liabilities or other obligations other than those existing under the Credit Documents, those permitted under this Agreement, those contractual obligations and liabilities arising in the ordinary course of business, and those other liabilities reasonably satisfactory to the Administrative Agent, in all cases on terms and conditions and pursuant to documentation satisfactory to the Administrative Agent.

          5.23   Asbestos-Related Product Liability Claims.  The Administrative
                 -----------------------------------------
Agent shall be satisfied that the Borrower has no exposure to any asbestos-related product liability claims.

          5.24   Leverage Ratio.  After giving effect to the Transaction, the
                 --------------
Leverage Ratio shall be no greater than 4.25 to 1.00 (based upon the audited financial statements for the Borrower and the Acquired Business for the 2000 fiscal year) and the Borrower shall have provided to the Lenders written certification of the Borrower's chief financial officer establishing such compliance, together with calculations thereof in reasonable detail.

           5.25   Senior Subordinated Notes.  On or prior to the Restatement
                  -------------------------
Effective Date, the Administrative Agent shall have received a certificate dated such date signed by the Chief Financial Officer of the Borrower stating that all Obligations are within the definition of "Senior Debt" and "Designated Senior Debt" included in the subordinated provisions of the Senior Subordinated Notes and that the incurrence of the Obligations hereunder does not violate the provisions of the Senior Subordinated Notes.

     The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be
                           ---------
delivered to the Administrative Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be satisfactory in form and substance to the Administrative Agent.

SECTION 6. Representations, Warranties and Agreements.  In order to induce the
           ------------------------------------------
Lenders to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance and/or participation in Letters of Credit (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all
                                   ---------
material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specific date):

           6.01   Corporate Status.  Each of the Borrower and each of its
                  ----------------
Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

           6.02   Corporate Power and Authority.  Each Credit Party has the
                  -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation. Neither the execution, delivery and/or performance
                ------------
by any Credit Party of the Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority having jurisdiction over it, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or
(iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

          6.04  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the Borrower's knowledge, threatened with respect to the Borrower or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or
(ii) that could reasonably be expected to have a material adverse effect on (a) the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder or under the other Credit Documents to which it is a party or (b) the ability to consummate the Transaction.

          6.05  Use of Proceeds, Margin Regulations.  (a) The proceeds of all
                -----------------------------------
Loans may be used (i) in amounts up to $105,000,000 on and after the Restatement Effective Date to effect the Transaction and to pay fees and expenses relating to the Transaction and (ii) for the general corporate and working capital purposes of the Borrower and its Subsidiaries, including, without limitation, for Permitted Acquisitions.

          (b) The proceeds of all Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including, without limitation, for Permitted Acquisitions).

          (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.06  Governmental Approvals.  Except for filings and recordings in
                ----------------------
connection with the Security Documents and the Acquisition that have been or will be made, no material order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

          6.07  Investment Company Act.  Neither the Borrower nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08  Public Utility Holding Company Act. Neither the Borrower nor any
                ----------------------------------
of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower which would be reasonably likely to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          6.10  Financial Condition, Financial Statements.  (a) On and as of the
                -----------------------------------------
Restatement Effective Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole will exceed its debts, (y) the Borrower and its Subsidiaries taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct their businesses. For purposes of this Section 6.10(a), "debt" means any liability on a claim, and "claim"
        ---------------
means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The consolidated balance sheets of the Borrower and the Acquired Business as applicable, as of December 31, 1998, December 31, 1999 and December 31, 2000 and the related consolidated statements of income and cash flows of the Borrower and the Acquired Business, as applicable, for the fiscal years ended as of said dates, which have been audited (or reviewed, in the case of such statements for the fiscal years ended 1998 and 1999 of the Acquired Business) by Crowe, Chizek and Company, LLP, independent certified public accountants, who delivered unqualified audit opinions in respect therewith present fairly the consolidated financial position of the Borrower at the dates of said statements and the results for the period covered thereby and have been prepared in accordance with GAAP consistently applied, except to the extent provided in the notes to said financial statements.

          (c) Since December 31, 2000, and after giving effect to the Transaction, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) The Projections and pro forma financial information contained in such materials and attached hereto as Schedule 6.10(d) are based on good faith
                                      ----------------
estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such Projections as to future events and pro forma adjustments are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results or pro forma adjustments and that such differences may be material. On the Restatement Effective Date, the Borrower believed that the Projections were reasonable and attainable.

          (e) Except as reflected in the financial statements and the notes thereto described in Section 6.10(b), as of the Restatement Effective Date there
                     ---------------
were no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole.

          6.11  Security Interests. On and after the Restatement Effective Date,
                ------------------
each of the Security Documents create, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except (x) to the extent expressly set forth in the Security Documents, (y) that the Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and (z) that the Mortgaged Properties also may be subject to Permitted Encumbrances relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement) which shall have been made prior to the date hereof (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date hereof).

          6.12  Representations and Warranties in Documents. All representations
                -------------------------------------------
and warranties of the Credit Parties and, to the best knowledge of the Borrower, of all other Persons party thereto (except as taken into account in the financial information described in Section 6.10), set forth in the Documents
                                   ------------
were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          6.13  Consummation of Transaction.  As of the Restatement Effective
                ---------------------------
Date, the Transaction shall have been consummated in accordance with the terms and conditions of the Transaction Documents and all applicable laws. All applicable waiting periods with respect thereto have or, prior to the time when required, will have expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. As of the Restatement Effective Date, there does not exist any judgment, order, or injunction prohibiting the consummation of the Transaction, or the making of the Loans or the performance by any Credit Party of its respective obligations under the Documents.

          6.14  Tax Returns and Payments.  Each of the Borrower and each of its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid, all material taxes and assessments payable by it which have become due, other than those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          6.15  Compliance with ERISA.  Annex IV sets forth each Plan; each Plan
                ---------------------   --------
(and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401 (a) and 501 (a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part I of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; each group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) of the Borrower or any Subsidiary or any ERISA Affiliate which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any liability.

          6.16 Subsidiaries, Subsidiary Restrictions.  (a) Annex V lists each
               -------------------------------------       -------
Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Restatement Effective Date.

          (b) There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable law, (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (v) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Permitted Liens or Permitted Encumbrances, provided that such prohibitions or restrictions apply only to the assets subject to such Permitted Liens or Permitted Encumbrances.

          6.17 Patents, etc.  Except as set forth on Annex VI, the Borrower and
               ------------                          --------
each of its Subsidiaries has the right to use, all material patents, trademarks, service marks, trade names, copyrights and licenses, free from materially burdensome restrictions, that are used for the operation of their businesses taken as a whole as presently conducted.

          6.18 Pollution and Other Regulations.  (a) The Borrower and each of
               -------------------------------
its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured and each of the Borrower and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to conduct its business and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Restatement Effective Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, or which (a) question the validity, term or entitlement of the Borrower or any of its Subsidiaries for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any currently owned or operated Real Property of the Borrower or any of its Subsidiaries, or (ii) (a) to cause any such Real Property currently owned or operated to be subject to any restrictions on the occupancy or use of such Real Property under any Environmental Law or (b) to cause any such owned Real Property to be subject to any restrictions on the ownership or transferability of such owned Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

          (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case under clauses (i) and (ii) where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

          6.19 Properties.  The Borrower and each of its Subsidiaries have good
               ----------
title to all material properties owned by them, free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet referred to in
Section 6.10(b) or in the notes thereto or (ii) Permitted Liens or Permitted
---------------
Encumbrances, as applicable.  Annex VIII contains a true and complete list of
                              ----------
each Real Property owned or leased by the Borrower or any of its Subsidiaries on the Restatement Effective Date and the type of interest therein held by the Borrower or the respective Subsidiary.

          6.20 Labor Relations.  Neither the Borrower nor any of its
               ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, work slowdown or stoppage pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them and

(iii) no union representation petition existing with respect to the employees of the Borrower or any Subsidiary of the Borrower and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

          6.21 Existing Indebtedness.  Annex IX sets forth a true and complete
               ---------------------   --------
list of all Indebtedness of the Borrower and each of its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, collectively the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

          6.22 Capitalization.  On the Restatement Effective Date and after
               --------------
giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of (x) 1,035 shares of Class A Common Stock of which 215 shares shall be issued and outstanding, (y)
135.85 shares of Class B Common Stock of which no shares shall be issued and outstanding and (z) no shares of preferred stock. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as set forth on Annex X, neither the Borrower nor
                                              -------
any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          6.23 Senior Subordinated Notes.  (a) As of the Restatement Effective
               -------------------------
Date, the Senior Subordinated Notes have been duly authorized, issued and delivered in accordance with applicable law and the offering memorandum relating thereto, and such offering memorandum, as of the date of its issue, does not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (b) The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the Borrower and the holders of the Senior Subordinated Notes, and all Obligations are within the definition of "Senior Debt" and "Designated Senior Debt" included in such subordination provisions.

          (c) On and as of the Restatement Effective Date, after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of the proceeds thereof), and Liens created, and to be created, by the Borrower in connection with the transactions contemplated hereby, no "default" or "event of default" as such term is defined in the Subordinated Note Documents shall have occurred or be continuing.

          6.24 Asbestos Matters.  Neither the Borrower nor any Subsidiary of the
               ----------------
Borrower (a) manufactures, produces or sells any product containing asbestos; or
(b) has manufactured, produced or sold any product containing asbestos prior to the Effective Date which could reasonably be expected to have a Material Adverse Effect.

           6.25  Solvency.  On and as of the Restatement Effective Date, after
                 --------
giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of proceeds thereof), and Liens created, and to be created, by the Borrower in connection with the transactions contemplated hereby,

           (i) the sum of the assets, at a fair valuation, of each Credit Party will exceed its debts;

           (ii) no Credit Party has incurred, intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and

           (iii) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 6.25 "debt" means any
                                            ------------
liability on a claim, and "claim" means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

SECTION 7. Affirmative Covenants.  The Borrower covenants and agrees that as of
           ---------------------
the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section 12.13 hereof which are not then due and payable) incurred
             -------------
hereunder, are paid in full:

           7.01 Information Covenants. The Borrower will furnish to each Lender:
                ---------------------

           (a)  Annual Financial Statements.  Within 90 days after the close of
                ---------------------------
each fiscal year of the Borrower, the consolidated (and certain business unit data as the Administrative Agent and the Borrower may agree consistent with the manner provided in the Information Memorandum of the Borrower dated April, 2001) balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated (and certain business unit data as the Administrative Agent and the Borrower may agree consistent with the manner provided in the Information Memorandum of the Borrower dated April, 2001) statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and in the case of the consolidated financial statements, examined by Crowe, Chizek and Company LLP, any "big six" independent certified public accountants or such other independent certified public accountants of recognized national standing acceptable to the Administrative Agent whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b)  Quarterly Financial Statements.  As soon as available and in any
               ------------------------------
event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated (and certain business unit data as the Administrative Agent and the Borrower may agree consistent with the manner provided in the Information Memorandum of the Borrower dated April, 2001) balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly accounting period and the related consolidated (and certain business unit data as the Administrative Agent and the Borrower may agree consistent with the manner provided in the Information Memorandum of the Borrower dated April, 2001) statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Monthly Report.  As soon as practicable, and in any event within
               --------------
30 days after the end of each monthly accounting period of each fiscal year of the Borrower (other than the last monthly accounting period in such fiscal year), monthly reports in a form reasonably satisfactory to the Administrative Agent, which shall include the consolidated (and certain business unit data as the Administrative Agent and the Borrower may agree consistent with the manner provided in the Information Memorandum of the Borrower dated April, 2001) balance sheet of the Borrower and its Subsidiaries, as at the end of such monthly accounting period, and the related consolidated (and certain business unit data as the Administrative Agent and the Borrower may agree and consistent with the manner provided in the Information Memorandum of the Borrower dated April, 2001) statements of income and cash flow for such monthly accounting period, setting forth (i) comparative figures to the budget prepared in accordance with Section 7.01(d) and (ii) to the extent available, in the case of
                ---------------
each monthly accounting period commencing with June 2002, comparative figures to the figures for the related periods in the prior fiscal year, and information relating to the Pinjarra Consolidated Capital Expenditures, as at the end of such monthly period, which shall include, without limitation, the amount of such expenditures during the applicable period, the status of the Pinjarra Project, and a comparison of budgeted to actual Pinjarra Consolidated Capital Expenditures for the applicable period and percentage completion.

          (d)  Budgets, etc.  Not more than 60 days after the commencement of
               ------------
each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year. Together with each delivery of consolidated financial statements pursuant to Sections 7.01(a), (b) and (c), a comparison of the current year to date
----------------
financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
financial statements provided for in Sections 7.01 (a) (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of

Default does exist, specifying the nature and extent thereof, which certificate, in the case of the certificate delivered pursuant to (x) Sections 7.01 (a) and
(b), shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.05, 8.08(a) (but only to the extent the Borrower has made payments of the type described in clause (ii) thereof in such fiscal quarter or year), 8.10 and 8.11 as at the end of such fiscal quarter or year, as the case may be and (y) Section
                                                                         -------
7.01(c), shall set forth the calculation of the Leverage Ratio, together with
-------
the calculations required to establish such ratio; provided that nothing contained in this clause (y) shall require any calculation to be made on a monthly basis if such calculation is not otherwise required to be made on a monthly basis.

          (f)   Notice of Default or Litigation.  Promptly, and in any event
                -------------------------------
within three Business Days after the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto or
(y) the commencement of or any significant development in any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect or is reasonably likely to have a material adverse effect on the ability of the Borrower or any other Credit Party to perform its obligations hereunder or under any other Credit Document.

          (g)   Environmental Matters.  Promptly upon, and in any event within
                ---------------------
ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

          (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each

Lender all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Lenders with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this
Section 8.01(g), and such detailed reports of any such Environmental Claim as
---------------
may reasonably be requested by the Lenders.

          (h)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
final report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower.

          (i)  Other Information.  From time to time, such other information or
               -----------------
documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

          7.02 Books, Records and Inspections; Lender Meetings.  (a) The
               -----------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, (x) officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower or any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower or any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower or of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire and (y) not more than once per year (and at any time during the occurrence of a Default or an Event of Default) the Administrative Agent, or a third party designated by the Administrative Agent, to conduct, at the Borrower's expense, an audit of the accounts receivable and inventories of the Borrower and its Subsidiaries at such times as the Administrative Agent shall reasonably require.

          (b) At the request of the Administrative Agent, the Borrower shall within 120 days after the close of each fiscal year of the Borrower hold a meeting at a time and place selected by the Borrower and acceptable to the Administrative Agent with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

          7.03 Maintenance of Property, Insurance.  The Borrower will, and will
               ----------------------------------
cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex
                                                                          -----
XI is not being maintained by the Borrower and its Subsidiaries, the
--

Borrower will notify the Lenders in writing thereof and, if thereafter notified by the Administrative Agent to do so, the Borrower will, and will cause each of its Subsidiaries to, obtain insurance at such levels at least equal to those set forth in Annex XI to the extent then generally available, or otherwise as are
         --------
acceptable to the Administrative Agent. The Borrower will, and will cause each of its Subsidiaries to, furnish on the Restatement Effective Date and annually thereafter to the Administrative Agent, upon its request, a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

          7.04 Payment of Taxes.  The Borrower will pay and discharge, and will
               ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted pursuant to Section 8.03(a) or charge upon any properties of the Borrower or any
            ---------------
of its Subsidiaries, provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

          7.05 Corporate Franchises.  The Borrower will do, and will cause each
               --------------------
of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, provided that any transaction permitted by Section 8.02 will not constitute a
                                           ------------
breach of this Section 7.05.
               ------------

          7.06 Compliance with Statutes, etc.  The Borrower will, and will cause
               -----------------------------
each of its Subsidiaries to, comply with all applicable statutes (including, without limitation, all applicable Environmental Laws), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except for such non-compliance which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

          7.07 ERISA.  As soon as possible and, in any event, within 10 days
               -----
after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, which the Borrower, a Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor as defined in Section 4001(a)(13) of ERISA of a Plan subject to the requirements of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA, with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur material any liability to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan other than any Plan subject to Title IV of ERISA and/or Section 412 of the Code. The Borrower will deliver to the Lenders (i) a complete copy of the annual report (on Internal Revenue
Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents and other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to a Plan shall be delivered to the Lenders no later than 10 days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          7.08 Good Repair.  The Borrower will, and will cause each of its
               -----------
Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept, in all material respects, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are
                               ------------
made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          7.09 End of Fiscal Years, Fiscal Quarters.  The Borrower will, for
               ------------------------------------
financial reporting and tax purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          7.10 Use of Proceeds.  All proceeds of the Loans shall be used as
               ---------------
provided in Section 6.05.
            ------------

          7.11 Additional Security; Further Assurances.
               ---------------------------------------

          (a) The Borrower will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests and mortgages (each an "Additional Mortgage") in such owned Real Property of the Borrower and its
--------------------
Subsidiaries acquired after the Restatement Effective Date as may be requested from time to time by the Administrative Agent (each such Real Property, an "Additional Mortgaged Property"). Such Additional Mortgages shall be granted
------------------------------
pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 8.03. The Additional Mortgages or
                           ------------
instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Borrower.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Administrative Agent to assure themselves that this Section 7.11 has been complied with.
          ------------

          (c)  The Borrower agrees that each action required by clauses (a) and
                                                                -----------
(b) above in this Section 7.11 shall be completed as soon as possible, but in no
---               ------------
event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders, provided that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with such clauses (b) and (c).

          (d) In the event that the Administrative Agent or the Required Lenders at any time after the Restatement Effective Date determine in its or their good faith discretion that real estate appraisals satisfying the requirements of FIRREA (any such appraisal a "Required Appraisal") are or were
                                              ------------------
required to be obtained, or should be obtained, in each case, in accordance with FIRREA, in connection with the Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, such Required Appraisal shall be delivered, at the expense of the Borrower, to the Administrative Agent which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

SECTION 8. Negative Covenants.  The Borrower covenants and agrees that as of
           ------------------
the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section 12.13 which are not then due and payable) incurred
             -------------
hereunder, are paid in full:

           8.01 Changes in Business.  The Borrower will not, and will not permit
                -------------------
any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted on the Restatement Effective Date (after giving effect to the consummation of the Transaction), provided that this Section 8.01 shall not restrict the making of any investment
                   ------------
expressly permitted by Section 8.06 or the consummation of any transaction
                       ------------
expressly permitted by Section 8.02 (except to the extent that Section
                       ------------                            -------
8.02(m)(iii) requires that Permitted Acquisitions be made in Permitted
------------
Businesses).

           8.02 Consolidation, Merger, Sale or Purchase of Assets, etc.  The
                ------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than leases, purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business), or agree to do any of the foregoing at any future time, except that the following shall be permitted:

           (a) any Wholly-Owned Subsidiary of the Borrower may be merged or consolidated with or into, or liquidated into the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower (so long as the Borrower or such Subsidiary Guarantor, as the case may be, is the surviving corporation), or all or any part of the business, properties or assets of any Wholly-Owned Subsidiary of the Borrower may be conveyed, leased, sold or transferred to the Borrower or any Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower;

           (b) Consolidated Capital Expenditures to the extent within the limitations set forth in Section 8.05;
                         ------------

           (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.06;
                                 ------------

           (d) the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section
                                                                     -------
8.04(c));
-------

           (e) the Borrower and its Subsidiaries may license or sublicense software, customer lists, trademarks, service marks, patents, trade names and copyrights and other intellectual property in the ordinary course of business, provided that such licenses or sublicenses shall not materially interfere with the business of the Borrower or any such Subsidiary;

          (f) other sales or dispositions of assets in the ordinary course of business (other than assets disposed of in connection with a Recovery Event) which constitute Asset Sales, provided that (x) the aggregate Net Cash Proceeds received from all such sales and dispositions (when added to the fair market value of all assets received in connection with such Asset Sales) shall not exceed $20,000,000, (y) each such sale shall be in an amount at least equal to the fair market value thereof (as determined in good faith by the Borrower) and for proceeds consisting solely of (A) not less than 80% cash and (B) seller indebtedness evidenced by promissory notes, which promissory notes shall be pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement and (z) the Net Cash Proceeds of any such sale are applied as provided in
Section 4.02(d), and, provided further, that the sale or disposition of the
---------------
capital stock of (i) any Subsidiary Guarantor shall be prohibited except as otherwise permitted pursuant to Section 8.02(a) and (ii) any other Subsidiary of
                                ---------------
the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

          (g) other sales or dispositions of assets (or similar transactions) in each case to the extent the Required Lenders have consented in writing thereto and subject to such conditions as may be set forth in such consent;

          (h) any Subsidiary of the Borrower (including any Subsidiary Guarantor so long as the assets of such Subsidiary Guarantor are transferred pursuant to
Section 8.02(l)) may be liquidated into the Borrower or a Subsidiary Guarantor
---------------
that is a Wholly-Owned Domestic Subsidiary of the Borrower;

          (i) each of the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including without limitation sales or transfers of inventory by the Borrower to its Subsidiaries);

          (j) the Acquisition shall be permitted;

          (k) the Borrower and its Subsidiaries may, in the ordinary course of business, sell, transfer or otherwise dispose of patents, trademarks, service marks, trade names and copyrights which, in the reasonable judgment of the Borrower or such Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of its business;

          (l) any Subsidiary of the Borrower may transfer assets to the Borrower or to a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower so long as the security interests granted to the Collateral Agent pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected to at least the same extent as in effect immediately prior to such transfer);

          (m) the Borrower and its Wholly-Owned Domestic Subsidiaries may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or 100% of the capital stock of any Person (including by purchasing the remaining portion of the capital stock of any Person in which the Borrower or a Wholly-Owned Domestic Subsidiary thereof already has an ownership interest and as a result of which such Person shall become a Wholly-Owned Domestic Subsidiary of the Borrower) (any
such acquisition permitted by this clause (m), a "Permitted Acquisition"), so
                                                  ---------------------
long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Section
                                                                        -------
6 is true and correct in all material respects both before and after giving
-
effect to such Permitted Acquisition, (iii) the assets or product line acquired, or the business of the Person whose stock is acquired, constitutes a Permitted Business, (iv) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04 as the case
                                               ------------    ----
may be, (v) the consideration paid by the Borrower and Subsidiaries in connection with any Permitted Acquisition consists solely of cash, unsecured Indebtedness otherwise permitted hereunder subordinated to the Loans on terms and conditions satisfactory to the Administrative Agent, and/or common stock of the Borrower, (vi) at least 10 Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent and each of the Lenders a certificate of the Borrower's Chief Financial Officer (or other Authorized Officer) certifying (and showing the calculations therefor in reasonable detail) that the Borrower would have been in compliance with the financial covenants set forth in Sections 8.10 and 8.11 for the applicable testing period then most recently ended prior to the date of the consummation of such Permitted Acquisition, in each case with such financial covenants to be determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the relevant testing period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such testing period) (vii) immediately after giving effect to such Permitted Acquisition, the Borrower would be able to borrow at least $25,000,000 of Revolving Loans hereunder, and (viii) the aggregate consideration paid in connection with all Permitted Acquisitions consummated on or after the Restatement Effective Date (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of any Indebtedness assumed in connection therewith) does not exceed $10,000,000 in any fiscal year of the Borrower and $25,000,000 in the aggregate during the term of this Agreement; and

          (n) any sale, transfer or other disposition of assets or property which does not constitute an Asset Sale.

To the extent the Required Lenders waive the provisions of this Section 8.02
                                                                ------------
with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02,
                                                                 ------------
such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          8.03 Liens.  The Borrower will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.03 shall not prevent the creation,
                            ------------
incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens"):
                                   ---------------

          (a) inchoate Liens for taxes, assessments or governmental charges or rules not yet due or Liens for taxes, assessments or governmental charges or rules being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the other Credit Documents;

          (d) Liens existing on the Restatement Effective Date to the extent listed on Annex XII, without giving effect to any subsequent extensions or
          ---------
renewals thereof,

          (e) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 9.09, so long as no cash or property (other than
                 ------------
proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any respective judgment or award, or any appeal bond in respect thereof, the fair market value of which exceeds $1,500,000;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, obligations to utilities, performance and return-of-money. bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) leases, subleases or licenses granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from UCC financing statements regarding leases not in violation of this Agreement;

          (j) purchase money Liens securing payables arising from the purchase by the Borrower or any of its Subsidiaries of any equipment or goods in the normal course of business, provided that such payables shall not constitute Indebtedness;

          (k) any interest or title of a lessor under any lease permitted by this Agreement;

          (l) Liens arising pursuant to purchase money mortgages relating to, or security interests securing Indebtedness representing, the purchase price or financing thereof of assets acquired by the Borrower or any of its Subsidiaries after the Restatement Effective Date and Liens created pursuant to Capital Leases, provided that any such Liens attach only to the assets so acquired and that all Indebtedness secured by Liens created pursuant to this clause (1) shall not exceed the amount permitted pursuant to Section 8.04(c) at any time
                                            ---------------
outstanding;

          (m)  Permitted Encumbrances;

          (n)  Liens securing Indebtedness permitted to be incurred pursuant to

Section 8.04 (e); and
----------------

          (o) Liens securing Indebtedness not in excess of $100,000 at any time outstanding.

          8.04 Indebtedness.  The Borrower will not, and will not permit any of
               ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or to the Borrower, (ii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor to another Subsidiary of the Borrower that is not a Subsidiary Guarantor and (iii) the Borrower to any Subsidiary Guarantor;

          (c) Capitalized Lease Obligations of the Borrower and its Subsidiaries incurred by the Borrower or any of its Subsidiaries after the Restatement Effective Date and Indebtedness incurred pursuant to purchase money mortgages permitted by Section 8.03(l), provided that the aggregate amount of
                       ---------------
Indebtedness incurred pursuant to this clause (c) shall not exceed $5,000,000 at any time outstanding;

          (d) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof,

          (e) Indebtedness under Hedge Agreements relating to Indebtedness otherwise permitted under this Section 8.04;
                               ------------

          (f) Indebtedness incurred pursuant to purchase money mortgage permitted by Section 8.03(l);
             ---------------

          (g) Contingent Obligations of the Borrower or any Subsidiary Guarantor with respect to Indebtedness and lease obligations of the Borrower or any Subsidiary Guarantor otherwise permitted under this Agreement;

          (h) Indebtedness of the Borrower under the Senior Subordinated Notes in an aggregate principal amount not to exceed $120,000,000 (as reduced by any repayments of principal thereof);

          (i) the Borrower may issue up to $5,000,000 in aggregate principal amount of subordinated promissory notes pursuant to Section 4.4(c) of the GEO Shareholders' Agreement;

          (j) unsecured Indebtedness (including additional amounts under the Senior Subordinated Notes) of the Borrower on terms and conditions not more restrictive to the Borrower and its Subsidiaries than those set forth in this Agreement (and at or below a market interest rate for comparable instruments) which Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and, with respect to which, no principal payments may be made prior to April 8, 2008, so long as at the time of incurrence thereof (x) no Event of Default or Default exists, (y) the Borrower would remain in compliance with Sections 8.10 and 8.11 after giving pro
                                         -------------     ----
forma effect to the incurrence of any such Indebtedness, and (z) the Borrower shall comply with the mandatory prepayment provisions of Section 4.02(g); and
                                                         ---------------

          (k) additional Indebtedness of the Credit Parties not to exceed an aggregate outstanding principal amount of $15,000,000 at any time.

          8.05 Capital Expenditures.  (a) The Borrower will not, and will not
               --------------------
permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of all Consolidated Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the respect amount set forth opposite such fiscal year below:

                 Fiscal Year Ending           Amount
                 ------------------           ------

                 December 31, 2001          $13,000,000
                 December 31, 2002          $13,000,000
                 December 31, 2003
                 and each fiscal year
                    thereafter              $15,000,000

          (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year of the Borrower pursuant to Sections 8.05(a), (c) and (d) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Sections 8.05(a), (c) and (d) shall be increased by such unutilized amount (the "Rollover Amount"), provided that such increase shall not exceed
             ---------------
$1,000,000 in any fiscal year of the Borrower.

          (c) In addition to the foregoing, the amount of insurance proceeds received by the Borrower and its Subsidiaries from any Recovery Event may be used by the Borrower or such Subsidiary to make Consolidated Capital Expenditures to replace or restore any properties or assets in respect of which such proceeds were paid or to otherwise acquire productive assets usable in the business of the Borrower.

          (d) In addition to the foregoing, the Borrower and the Subsidiary Guarantors may make Consolidated Capital Expenditures to the extent such Consolidated Capital Expenditures also constitute the reinvestment of Net Cash Proceeds from Asset Sales not giving rise to the requirement to prepay the Term Loan B Loans or to reduce the Revolving Loan Commitment pursuant to Section
                                                                    -------
4.02(d).
-------

          (e) In addition to the foregoing, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures related to the Pinjarra Project ("Pinjarra Consolidated Capital Expenditures") so long as (i) the aggregate
  ------------------------------------------
amount of all Pinjarra Consolidated Capital Expenditures shall not exceed $55,000,000; provided that, for the period from the Restatement Effective Date
             --------
to December 31, 2002, the aggregate amount of all Pinjarra Consolidated Capital Expenditures shall not exceed $40,000,000, and (ii) all Pinjarra Consolidated Capital Expenditures are disclosed pursuant to subsection 7.01(c).

          8.06 Advances, Investments and Loans.  The Borrower will not, and will
               -------------------------------
not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

          (a) the Borrower and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (b)  the intercompany Indebtedness described in Section 8.04(b) shall
                                                          ---------------
be permitted;

          (c) investments made by the Borrower in Subsidiary Guarantors that are Wholly-Owned Subsidiaries shall be permitted;

          (d) loans and advances to employees in an aggregate principal amount not to exceed $100,000 (exclusive of amounts loaned or advanced to employees in connection with administering the Borrower's employee relocation program) at any time outstanding shall be permitted;

          (e) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (f)  Hedge Agreements permitted by Section 8.04(e) shall be permitted;
                                             ---------------

          (g) the Borrower may hold the promissory notes acquired in accordance with Section 8.02(f);
     ---------------

          (h)  the Borrower may repurchase stock to the extent permitted by
Section 8.08(a)(ii);
-------------------

          (i)  the Borrower and its Subsidiaries may make Permitted
Acquisitions;

          (j) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents;

          (k) investments by each of the Borrower and its Subsidiaries in the Capital Stock of a Person who is a Subsidiary immediately before and after such investment; provided, that (i) the requirements of Section 7.11 are satisfied
            --------                               ------------
and (ii) the amount of such investments by Credit Parties in Subsidiaries that are not Credit Parties, plus the amount of all loans, contributions to capital, Contingent Obligations and advances referred to in clause (l) below that are
                                                   ----------
made by Credit Parties to Subsidiaries that are not Credit Parties shall not exceed in the aggregate at any time outstanding the aggregate of such investments as of the Restatement Effective Date plus $60,000,000;

          (l) investments constituting loans, contributions to capital, Guarantee Obligations or advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary, provided, that any
                                                           --------
such loans and advances made by a Credit Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and the amount of all such loans, contributions to capital, Contingent Obligations and advances by Credit Parties to Subsidiaries that are not Credit Parties shall not exceed the limitations set forth in clause (k) above;
                         ----------

          (m) the Borrower may redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes pursuant to Section 6(b) thereof with proceeds of "Public Equity Offerings" (as such term is defined therein); provided, that no Term B Loans are outstanding at the time of such redemption;
--------
and

          (n) the Borrower may exercise its option pursuant to the Option Agreement in an amount not to exceed $2,000,000 during the term of this Agreement.

          8.07 Prepayments of Indebtedness, Modifications of Certificate of
               ------------------------------------------------------------
Incorporation, By-Laws and Certain Other Agreements, etc.  (a) The Borrower will
--------------------------------------------------------
not, and will not permit any of its Subsidiaries to, (x) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange or refinancing of the Senior Subordinated Notes or any Existing Indebtedness, (y) amend, modify or change in any manner the Senior Subordinated Notes Documents or any other agreements (including, without limitation, the Existing Indebtedness Agreements) relating to the Senior Subordinated Notes or to any Existing Indebtedness or (z) amend, modify or change in any manner materially adverse to the interests of the Lenders, the Certificate of Incorporation (including, without limitation, by the filing of any additional certificate of designation) or By-Laws of the Borrower or any of its Subsidiaries, the terms of any of its Capital Stock or any agreement entered into by the Borrower with respect to its Capital Stock (including, without limitation, the Warrants and the Warrant

Agreements), the "Transaction Documents" (as defined in the Existing Credit Agreement) (including, without limitation, the GEO Shareholders' Agreement), or enter into any new agreement in any manner materially adverse to the interests of the Lenders with respect to the Capital Stock of the Borrower.

          (b) Other than the Obligations, the Borrower shall not designate and shall not permit any Indebtedness to be designated as "Designated Senior Debt" under and as defined in the Senior Subordinated Notes Documents.

          8.08 Dividends, etc.  (a) The Borrower will not, and will not permit
               --------------
any of its. Subsidiaries to, declare or pay any dividends (other than dividends payable solely in Capital Stock of such Person) or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its Capital Stock) (all of the foregoing "Dividends"), except that:
                       ---------

          (i) any Subsidiary of the Borrower may pay cash dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; and

          (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may redeem or repurchase for cash (or in consideration of the issuance of subordinated notes permitted to be issued by Section 8.04(i)), at fair value, the capital stock of the Borrower (or
          ---------------
options to purchase Capital Stock) from any employee of the Borrower upon the death, disability, retirement or other termination of such employee, provided that all cash repurchases under this clause (ii) shall not exceed, in the aggregate, when added to all payments made under the subordinated notes permitted by Section 8.04(i), $1,000,000 (increased by the amount of proceeds
             ---------------
received by the Borrower in connection with the issuance of Capital Stock to directors or employees of the Borrower and its Subsidiaries after the Restatement Effective Date); provided further, the Borrower may effect such repurchases without regard to the dollar limitations set forth above solely with the proceeds of key man life insurance obtained for the purpose of making such repurchases.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower, or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary of the Borrower or (B) the ability of the Borrower or any other Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

          (i) this Agreement, the other Credit Documents and the other Transaction Documents;

          (ii)  applicable law;

          (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

          (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

          (v)   Liens permitted under Section 8.03 and any documents or
                                      ------------
instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to
                   --------
the assets subject to such Liens.

          8.09  Transactions with Affiliates. The Borrower will not, and will
                ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of transactions after the Restatement Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided that the foregoing restrictions shall not apply to (i) Dividends permitted under Section
                                                                        -------
8.08, (ii) transactions between the Borrower and its Subsidiaries to the extent
----
otherwise expressly permitted under this Agreement, (iii) employment arrangements (including arrangements made with respect to bonuses) entered into in the ordinary course of business with members of the Board of Directors of the Borrower and of its Subsidiaries and (iv) any Shareholders' Agreements as in effect on the Restatement Effective Date.

          8.10  Interest Coverage Ratio.  The Borrower will not permit the
                -----------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on the Restatement Effective Date and ended on the last day of a fiscal quarter ended after the Restatement Effective Date), in each case taken as one accounting period, ended on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

          Fiscal Quarter                 Ratio
          --------------                 -----

          June 30, 2001                2.00:1.00
          September 30, 2001           2.00:1.00
          December 31, 2001            2.00:1.00
          March 31, 2002               2.00:1.00
          June 30, 2002                2.00:1.00
          September 30, 2002           2.25:1.00
          December 31, 2002            2.25:1.00
          March 31, 2003               2.25:1.00
          June 30, 2003                2.25:1.00

               Fiscal Quarter                  Ratio
               --------------                  -----

               September 30, 2003            2.25:1.00
               December 31, 2003             2.25:1.00
               March 31, 2004                2.50:1.00
               June 30, 2004                 2.50:1.00
               September 30, 2004            2.50:1.00
               December 31, 2004             2.50:1.00
               March 31, 2005                2.75:1.00
               June 30, 2005                 2.75:1.00
               September 30, 2005            2.75:1.00
               December 31, 2005             2.75:1.00
               March 31, 2006                3.00:1.00
               June 30, 2006                 3.00:1.00
               September 30, 2006            3.00:1.00
               December 31, 2006             3.00:1.00
               March 31, 2007                3.25:1.00
               June 30, 2007                 3.25:1.00
               September 30, 2007            3.25:1.00
               December 31, 2007             3.25:1.00

          8.11 Leverage Ratio.  The Borrower will not permit the Leverage Ratio
               --------------
of the Borrower at any time during a fiscal quarter of the Borrower set forth below to be greater than the ratio set forth opposite such fiscal quarter:

               Fiscal Quarter                  Ratio
               --------------                  -----

               June 30, 2001                 4.90:1.00
               September 30, 2001            4.90:1.00
               December 31, 2001             4.90:1.00
               March 31, 2002                4.90:1.00
               June 30, 2002                 4.90:1.00
               September 30, 2002            4.75:1.00
               December 31, 2002             4.75:1.00
               March 31, 2003                4.25:1.00
               June 30, 2003                 4.25:1.00
               September 30, 2003            4.25:1.00
               December 31, 2003             4.25:1.00
               March 31, 2004                4.00:1.00
               June 30, 2004                 4.00:1.00
               September 30, 2004            4.00:1.00
               December 31, 2004             4.00:1.00
               March 31, 2005                3.50:1.00
               June 30, 2005                 3.50:1.00
               September 30, 2005            3.50:1.00
               December 31, 2005             3.50:1.00
               March 31, 2006                3.50:1.00
               June 30, 2006                 3.50:1.00

                Fiscal Quarter                  Ratio
                --------------                  -----

                September 30, 2006            3.50:1.00
                December 31, 2006             3.50:1.00
                March 31, 2007                3.50:1.00
                June 30, 2007                 3.50:1.00
                September 30, 2007            3.50:1.00
                December 31, 2007             3.50:1.00


           8.12 Issuance of Stock.  The Borrower will not issue any shares of
                -----------------
Capital Stock (other than issuances of common stock of the Borrower not creating a Change of Control), and will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its Capital Stock or other securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except to the extent permitted by Section 8.03, to the Borrower and/or any Subsidiary
                           ------------
Guarantor or to qualify directors if required by applicable law.

           8.13 Limitation on Creation of Subsidiaries. The Borrower shall not,
                --------------------------------------
and shall not permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders, provided that the Borrower and its Wholly-Owned Subsidiaries shall be
         --------
permitted to establish or create Wholly-Owned Subsidiaries so long as (i) at least 5 days' prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent) is given to the Administrative Agent,
(ii) such new Subsidiaries shall execute and deliver such guarantees and security documents as the Required Lenders shall request (including documents substantially similar to or amendments to each of the Pledge Agreement and the Security Agreement), and in such forms as shall be satisfactory to them, (iii) the holders of the Capital Stock of such new Subsidiaries shall execute and deliver additional pledge agreements, in form and substance satisfactory to the Administrative Agent and (iv) such new Subsidiaries shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiaries would have had to deliver
                  ---------
if such new Subsidiaries were Credit Parties on the Restatement Effective Date.

SECTION 9. Events of Default. Upon the occurrence of any of the following
           -----------------
specified events (each an "Event of Default"):
                           ----------------

           9.01 Payments. The Borrower shall (i) default in the payment when due
                --------
of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

           9.02 Representations, etc. Any representation, warranty or statement
                --------------------
made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

           9.03 Covenants.  The Borrower or any of its Subsidiaries shall (a)
                ---------
default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01 (f)(x), 7.09 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or
                                                       ------------  ----
clause (a) of this Section 9.03) contained in this Agreement and such default
                   ------------
shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

          9.04 Default Under Other Agreements.  (a) The Borrower or any of its
               ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 9.04 unless
                                                          ------------
the principal amount of any one issue of such Indebtedness exceeds $1,500,000 or the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $2,500,000 at any one time; or

          9.05 Bankruptcy, etc.  The Borrower or any of its Subsidiaries shall
               ---------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the
              ---------------
Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06 ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
               -----
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur material liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries; or

          9.07 Security Documents.  Any Security Document shall cease to be in
               ------------------
full force and effect or, except as expressly set forth in the Security Agreement, shall cease to give the Collateral Agent any perfected Lien encumbering Collateral (other than in respect of a di minimis portion of
                                                   ----------
Collateral), or shall cease to give the Collateral Agent any material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Administrative Agent or the Required Lenders; or

          9.08 Subsidiary Guaranty.  The Subsidiary Guaranty or any provision
               -------------------
thereof shall cease to be in full force or effect, or any Subsidiary Guarantor or any Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm such guarantor's obligations under such Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

          9.09 Judgments.  One or more judgments or decrees shall be entered
               ---------
against the Borrower or any of its Subsidiaries involving a liability of $1,500,000 or more in the case of any one such judgment or decree and $2,500,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries (in each case, not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof, or

          9.10 Change of Control.  A Change of Control shall occur;
               -----------------
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the
                                    ------------
Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to
                        ------------
the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral held pursuant to this Agreement to repay the Obligations.

SECTION 10.    Definitions.  As used herein, the following terms shall have the
               -----------
meanings herein specified unless the context otherwise requires (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Acquired Business" shall have the meaning provided in the
                -----------------
definition of Acquisition.

               "Acquisition" shall mean the Borrower's acquisition of
                -----------
substantially all of the assets comprising the organic peroxides division (the "Acquired Business") of Hercules Incorporated, a Delaware corporation the
 -----------------
(the "Seller"), pursuant to the terms of the Purchase and Sale Agreement dated
      ------
as of March 28, 2001 (the "Acquisition Agreement") by and between the Borrower
                           ---------------------
and the Seller.

               "Acquisition Agreement" shall have the meaning provided in the
                ---------------------
definition of Acquisition.

               "Acquisition Documents" shall mean the Acquisition Agreement and
                ---------------------
all other documents entered into or delivered in connection with the Acquisition Agreement.

               "Additional Mortgage" shall have the meaning provided in Section
                -------------------                                     -------
7.11(b).
-------

               "Additional Mortgaged Property" shall have the meaning provided
                -----------------------------
in Section 7.11(b).
   ---------------

               "Adjusted RC Percentage" shall mean (x) at a time when no Lender
                ----------------------
Default exists, for each Lender such Lender's Revolving Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Lender's Adjusted RC Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if, after giving effect to such Lender Default and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate
                 ---------------
outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of Swingline Loans plus
(iii) the L/C Obligations then outstanding, exceeds the Adjusted Total Revolving Loan Commitment, (B) the changes to the Adjusted RC Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the L/C Obligations then outstanding is equal to or less than the Adjusted Total Revolving Loan Commitment and (C) if (i) a Non-Defaulting Lender's Adjusted RC Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted RC Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted RC Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RC Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RC Percentage would have resulted, in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted RC Percentage of the outstanding principal amount of Swingline Loans and of L/C Obligations then outstanding equaling such Lender's Revolving Loan Commitment at such time.

               "Adjusted Total Revolving Loan Commitment" shall mean at any time
                ----------------------------------------
the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Lenders.

               "Administrative Agent" shall have the meaning provided in the
                --------------------
first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.
                                           -------------

               "Affected Eurocurrency Loans" shall have the meaning provided in
                ---------------------------
Section 4.02(c).
---------------

               "Affiliate" shall mean, with respect to any Person, any other
                ---------
Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "Agents" shall mean, collectively, the Syndication Agent and the
                ------
Administrative Agent.

               "Agreement" shall mean this credit agreement, as the same may be
                ---------
from time to time modified, amended and/or supplemented.

               "Approved Lender" shall have the meaning provided in the
                ---------------
definition of Cash Equivalents.

               "Approved Company" shall have the meaning provided in the
                ----------------
definition of Cash Equivalents.

               "Asset Sale" shall mean the sale, transfer or other disposition
                ----------
by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions (x) in the ordinary course of business of inventory and/or obsolete or excess equipment or intellectual property pursuant to 8.02(e) or (k) or (y) the cash proceeds (and/or fair market value of assets received in exchange therefor) of which do not exceed $500,000).

               "Assignment Agreement" shall have the meaning provided in Section
                --------------------                                     -------
12.04(c).
--------

               "Authorized Officer" shall mean any senior officer of the
                ------------------
Borrower designated as such in writing to the Administrative Agent by the Borrower in each case to the extent acceptable to the Administrative Agent.

               "Bankruptcy Code" shall have the meaning provided in Section
                ---------------                                     -------
9.05.
----

               "Base Rate" means the greater of (i) the rate most recently
                ---------
announced by BT at its principal office as its "prime rate", which is not necessarily the lowest rate made available by BT or (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum. The "prime rate" announced by BT is evidenced by the recording thereof after its announcement in such internal publication or publications as BT may designate. Any change in the interest rate resulting from a change in such "prime rate" announced by BT shall become effective without prior notice to the Borrower as of 12:01 a.m. (New York City time) on the Business Day on which each change in such "prime rate" is announced by BT. BT may make commercial or other loans to others at rates of interest at, above or below its "prime rate".

               "Base Rate Loan" shall mean each Loan bearing interest at the
                --------------
rates provided in Section 1.08(a).
                  ---------------

               "Base Rate Margin" means at any date, (i) with respect to
                ----------------
Revolving Loans the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Revolving Loans opposite the Most Recent Leverage Ratio as of such date and (ii) with respect to Term B Loans, the applicable percentage set forth under the column Applicable Base Rate Margin for Term B Loans opposite the Most Recent Leverage Ratio as of such date:

--------------------------------------------------------------------------------
                                       Applicable Base Rate       Applicable
            Most Recent                Margin for Revolving       Base Rate
           Leverage Ratio                      Loans              Margin For
           --------------                                        Term B Loans
--------------------------------------------------------------------------------
 Less than 2.25 to 1                           1.25%                2.25%
--------------------------------------------------------------------------------
 Equal to or greater than 2.25 to 1            1.50%                2.50%
    but less than 2.50 to 1
--------------------------------------------------------------------------------
 Equal to or greater than 2.50 to 1            1.75%                2.50%
    but less than 3.00 to 1
--------------------------------------------------------------------------------
 Equal to or greater than 3.00 to 1            2.00%                2.75%
    but less than 3.50 to 1
--------------------------------------------------------------------------------
 Equal to or greater than 3.50 to 1            2.25%                2.75%
    but less than 4.25 to 1
--------------------------------------------------------------------------------
 Equal to or greater than 4.25 to 1            2.50%                3.00%
--------------------------------------------------------------------------------

               "Borrower" shall have the meaning provided in the first
                --------
paragraph of this Agreement.

               "Borrowing" shall mean the incurrence of (i) Swingline Loans by
                ---------
the Borrower from the Swingline Lender on a given date or (ii) one Type of Revolving Loan by the Borrower from all of the Lenders on a pro rata basis on a
                                                            --------
given date (or resulting from conversions on a given date), having in the case of Eurocurrency Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related
                     ---------------
Borrowing of Eurocurrency Loans.

               "BT" shall mean Bankers Trust Company, a New York banking
                --
corporation, and its successors.

               "Business Day" shall mean (i) for all purposes other than as
                ------------
covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurocurrency market.

               "Capital Lease" as applied to any Person shall mean any lease of
                -------------
any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "Capital Stock" shall mean, with respect to any Person, any and
                -------------
all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

               "Capitalized Lease Obligations" shall mean all obligations under
                -----------------------------
Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

               "Cash Equivalents" shall mean (i) securities issued or directly
                ----------------
and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender,
(y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-1 or the equivalent thereof or from Moody's
           ---
Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof
                          -------
(any such bank, an "Approved Bank"), in each case with maturities of not more
                    -------------
than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any
                               ----------------
industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

               "Cash Proceeds" shall mean, with respect to any Asset Sale, the
                -------------
aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

               "CERCLA" shall mean the Comprehensive Environmental Response,
                ------
Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.
                                                                        -- ---

               "Change of Control" shall mean (A) (a) prior to the Borrower's
                -----------------
initial public offering of common stock, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Borrower, whether as a result of the issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly (through Wholly-Owned Subsidiaries that are not operating businesses), in the aggregate a majority of the voting power of the Voting Stock of the parent corporation), (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Borrower; provided, that the Permitted Holders "beneficially own" (as defined in clause
(a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower (for the purposes of this clause (b) such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause
(b)), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation), or (c) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by either (i) the Permitted Holders or
(ii) a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or (B) the occurrence of a Senior Subordinated Notes Change of Control.

               "Charter Oak" shall mean Charter Oak Partners, a Connecticut
                -----------
general partnership and Charter Oak Capital Partners, a Connecticut limited partnership.

               "Charter Oak Warrant Agreement" shall mean the Warrant Agreement,
                -----------------------------
dated as of March 25, 1997, between the Borrower and Charter Oak, as amended through the date hereof.

               "Charter Oak Warrants" shall mean the Warrants issued to Charter
                --------------------
 Oak pursuant to the Charter Oak Warrant Agreement.

               "Class A Common Stock" shall mean the Borrower's Class A voting
                --------------------
common stock, par value $ 1.00 per share.

               "Class B Common Stock" shall mean the Borrower's Class B non-
                --------------------
voting common stock, par value $ 1.00 per share.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of
           ----------
the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as
           ----------------
collateral agent for the Lenders pursuant to the Security Documents.

          "Collective Bargaining Agreements" shall have the meaning provided in
           --------------------------------
Section 5.06(vi).
----------------

          "Commercial Letter of Credit" shall have the meaning provided in
           ---------------------------
Section 2.01(a).
---------------

          "Commitment" means, with respect to each Lender, the aggregate of the
           ----------
Revolving Loan Commitment and the Term B Commitment of such Lender and "Commitments" means such commitments of all of the Lenders collectively.
 -----------


          "Commitment Commission" shall have the meaning provided in Section
           ---------------------                                     -------
3.01(a).
-------

          "Commitment Commission Percentage" shall mean 0.675% if the Most
           --------------------------------
Recent Leverage Ratio is greater than 4.25 to 1.00, 0.50% if the Most Recent Leverage Ratio is less than or equal to 4.25 but greater than or equal to 2.25, or 0.375% if the Most Recent Leverage Ratio is less than 2.25 to 1.00.

          "Common Management Fund" shall mean with respect to any Person, a fund
           ----------------------
under common control with such Person.

          "Consolidated Capital Expenditures" shall mean, for any period, the
           ---------------------------------
aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

          "Consolidated Current Assets" means, with respect to any Person, as at
           ---------------------------
the time any determination thereof is to be made, the amount, without duplication, that is classified on a balance sheet of such Person and its Subsidiaries as the current assets of such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Current Liabilities" means, at any time, the current
           --------------------------------
liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, in accordance with GAAP but excluding deferred income taxes and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated EBIT" shall mean, for any period, (A) the sum of the
           -----------------
amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Net Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring losses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum of the
           -------------------
amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense for the Borrower and its Subsidiaries, (iii) amortization expense for the Borrower and its Subsidiaries and (iv) depletion and all other non-cash charges included in Consolidated Net Income during such period, all as determined on a consolidated basis in accordance with GAAP; provided that, for purposes of
                                            --------
calculating the Interest Coverage Ratio and Leverage Ratio, Consolidated EBITDA shall be deemed to be the amount set forth on Schedule 10 for any fiscal quarter
                                              -----------
(or portion thereof) prior to the Restatement Effective Date; and provided
                                                                  --------
further that, for purposes of calculating the Leverage Ratio when a Permitted
-------
Acquisition has occurred within a Test Period, Consolidated EBITDA shall be increased or decreased, as the case may be, by an amount equal to the portion of Consolidated EBITDA attributable to such Permitted Acquisition from and after the date of such Permitted Acquisition multiplied by a fraction the numerator of which is 365 or 366 days, as applicable, and the denominator of which is equal to the number of days in the Test Period prior to the date of such Permitted Acquisition.

          "Consolidated Indebtedness" shall mean, as at any date of
           -------------------------
determination, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

          "Consolidated Net Income" shall mean, for any period, the net income
           -----------------------
(or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person (other than the Borrower or its Subsidiaries) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person (except any Person that is a Subsidiary of the Borrower prior to any merger or consolidation) accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of Capital Stock, stock options or stock appreciation rights issued to former or current employees, including officers, of the Borrower or any Subsidiary of the Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by the Borrower or any Affiliate of the Borrower and (v) compensation expense resulting from the repurchase of Capital Stock, options and rights described in clause (iv) of this definition of Consolidated Net Income.

          "Consolidated Net Indebtedness" shall mean, at any date of
           -----------------------------
determination, an amount equal to the amount of Consolidated Indebtedness at such time less the amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries at such time.

          "Consolidated Net Interest Expense" shall mean, for any period, (A)
           ---------------------------------
total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all capitalized interest, commitment commissions and agency fees, but excluding (x) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements and (y) Transaction Expenses less (B) the total interest income of the Borrower and its Subsidiaries on a consolidated basis; provided that, for purposes of calculating
                                      --------
the Interest Coverage Ratio, Consolidated Net Interest Expense shall be deemed to be the amount set forth on Schedule 10 for any fiscal quarter (or portion
                              -----------
thereof) prior to the Restatement Effective Date.

          "Contingent Obligations" shall mean, as to any Person, any obligation
           ----------------------
of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Lender" shall mean each Existing Lender with a Revolving
           -----------------
Loan Commitment under this Agreement.

          "Credit Documents" means, collectively, this Agreement, the Notes,
           ----------------
each Letter of Credit, each Security Document, the Subsidiary Guaranty and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

          "Credit Event" shall mean and include the making of a Loan or the
           ------------
issuance of a Letter of Credit.

          "Credit Exposure" shall have the meaning provided in Section 12.04(b).
           ---------------                                     ----------------

          "Credit Party" shall mean the Borrower and the Subsidiary Guarantors.
           ------------

          "CSE Warrant Agreement" shall mean the Warrant Agreement, dated as of
           ---------------------
March 25, 1997, as amended and restated, between the Borrower and GEO Chemicals Limited, successor-in-interest by merger, to Chemical Specialties Enterprises, L.P.

          "CSE Warrants" shall mean the Warrants issued to GEO Chemicals
           ------------
Limited, successor-in-interest by merger, to Chemical Specialties Enterprises, L.P., pursuant to the CSE Warrant Agreement.

          "Default" shall mean any event, act or condition which with notice or
           -------
lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a
           -----------------
Lender Default is in effect.

          "Dividends" shall have the meaning provided in Section 8.08.
           ---------                                     ------------

          "Documentation Agent" shall have the meaning provided in the first
           -------------------
paragraph hereof.

          "Documents" shall mean, collectively, (a) the Credit Documents and (b)
           ---------
the Transaction Documents.

          "Dollars", "dollars", "U.S. dollars" and "$" each shall mean lawful
           -------    -------    ------------       -
currency of the United States of America.

          "Drawing" shall have the meaning provided in Section 2.01(d)(ii).
           -------                                     -------------------

          "Eligible Assignee" means (i) a commercial bank, financial
           -----------------
institution, financial company, fund (whether a corporation, partnership, trust or other entity) or insurance company in each case, together with its Affiliates or Related Funds, which extends credit or buys loans in the ordinary course of its business or any other Person approved by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, such approval not to be unreasonably withheld.

          "Employment Agreements" shall have the meaning provided in Section
           ---------------------                                     -------
5.06(v).
-------

          "Environmental Claims" shall mean any and all administrative,
           --------------------
regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, administrative investigations or proceedings relating in any way to any violation of or any liability under any Environmental Law or any permit issued, or under any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a)
                                    ------
any
and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment,

          "Environmental Law" shall mean any applicable Federal, state, foreign
           -----------------
or local statute, law, rule, regulation, ordinance, code, rule of common law or written and binding policy or guide, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 7401
                   -------
et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water
-------                                        -------
Act, 42 U.S.C. (S) 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S)
                        -------
2701 et seq.; and any applicable state and local or foreign counterparts or
     -------
equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9)
           ---------------
of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurocurrency Loans" shall mean each Loan bearing interest at the
           ------------------
rates provided in Section 1.08(b).
                  ---------------

          "Eurocurrency Margin" means at any date, (i) with respect to Revolving
           -------------------
Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Revolving Loans and (ii) with respect to Term B Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Term B Loans opposite the Most Recent Leverage Ratio on such date:


-----------------------------------------------------------------------------------------------
                                             Applicable                  Applicable
           Most Recent                  Eurocurrency  Margin            Eurocurrency
          Leverage Ratio                 for Revolving Loans             Margin For
          --------------                                                Term B Loans
-----------------------------------------------------------------------------------------------
Less than 2.25 to 1                             2.25%                        3.25%
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Equal to or greater than 2.25 to                2.50%                        3.50%
 1 but less than 2.50 to 1
-----------------------------------------------------------------------------------------------
Equal to or greater than 2.50 to                2.75%                        3.50%
 1 but less than 3.00 to 1
-----------------------------------------------------------------------------------------------
Equal to or greater than 3.00 to                3.00%                        3.75%
 1 but less than 3.50 to 1
-----------------------------------------------------------------------------------------------
Equal to or greater than 3.50 to                3.25%                        3.75%
 1 but less than 4.25 to 1
-----------------------------------------------------------------------------------------------
Equal to or greater than 4.25 to 1              3.50%                        4.00%
-----------------------------------------------------------------------------------------------


          "Eurocurrency Rate" shall mean with respect to each Interest Period
           -----------------
for a Eurocurrency Loan, (i) the offered quotation to first-class banks in the New York interbank Eurocurrency market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Loan, determined as of 10:00 A.M. (New York City time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by
(ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.
           ----------------                                     ---------

          "Excess Cash Flow" means, for any period (i) the sum of (A)
           ----------------
Consolidated Net Income for such period, plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense) included in determining Consolidated Net Income for such period, plus (C) the decrease, if any, in Working Capital from the first day to the last day of such period, plus (D) provisions for taxes appearing on an income statement of the Borrower and its Subsidiaries for such period, minus (ii) the sum (without duplication) of (A) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, (B) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) an amount equal to (1) all Consolidated Capital Expenditures made during such period to the extent not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder) plus (or minus if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (D) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than (1) repayment of Indebtedness with proceeds of issuance of other Indebtedness or equity or equity contributions or with Net Cash Proceeds or Recovery Events and (2) repayment of Loans, provided
                                                                      --------
that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Term B Repayment under Section 4.02(a)(iii) or (y) made as a voluntary prepayment with internally
      --------------------    ---
generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swing Line

Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Commitment) during such period, (E) the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures or financed with Indebtedness, (F) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, (G) the increase, if any, in Working Capital from the first day to the last day of such period, (H) taxes paid by the Borrower and its Subsidiaries during such period, and (I) the principal portion of Capitalized Lease Obligations paid by the Borrower and its Subsidiaries during such period.

          "Excess Cash Flow Period" means, with respect to the repayment
           -----------------------
required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "Excess Cash Payment Date" means the date occurring 90 days after the
           ------------------------
last day of a fiscal year of the Borrower (beginning with its fiscal year ending on December 31, 2001).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "Existing Credit Agreement" shall have the meaning provided in the
           -------------------------
recitals to this Agreement.

          "Existing Indebtedness" shall have the meaning provided in Section
           ---------------------                                     -------
6.21.
----

          "Existing Indebtedness Agreements" shall have the meaning provided in
           --------------------------------
Section 5.06(ii).
----------------

          "Existing Lender" shall mean each Person which was a "Lender" under,
           ---------------
and as defined in, the Existing Credit Agreement immediately prior to the Restatement Effective Date.

          "Existing Letter of Credit" shall have the meaning provided in Section
           -------------------------                                     -------
2.01 of this Agreement.
----

          "Existing Loans" shall mean all "Loans" under, and as defined in the
           --------------                  -----
Existing Credit Agreement.

          "Existing Mortgage" shall have the meaning provided in Section 5.14.
           -----------------                                     ------------

          "Existing Mortgage Amendments" shall have the meaning provided in
           ----------------------------
Section 5.14.
------------

          "Facility" means any of the credit facilities established under this
           --------
Agreement.

          "Facing Agent" means BT and any Affiliate of BT, including but not
           ------------
limited to Deutsche Bank AG, New York Branch, and any other Lender agreed to by such Lender, the Borrower and the Administrative Agent.

          "Facing Fee" shall have the meaning provided in Section 2.01.
           ----------                                     ------------

          "Federal Funds Effective Rate" shall mean, for any period, a
           ----------------------------
fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fee Letter" means that certain fee letter dated March 7, 2001 among
           ----------
the Borrower, the Administrative Agent and Syndication Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
           ----
Section 3.01.
------------

          "FIRREA" shall mean Financial Institution Reform, Recovery and
           ------
Enforcement Act of 1989.

          "Foreign Pension Plan" means any plan, fund (including, without
           --------------------
limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by the Borrower or one or more of its Subsidiaries or its Affiliates primarily for the benefit of employees of the Borrower or such Subsidiaries or its Affiliates residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the
   ---------
extent provided therein) to Section 12.07(a).
                            ----------------

          "GEO Shareholders' Agreement" shall mean the Amended and Restated
           ---------------------------
Shareholders Agreement, dated as of July 31, 1998, among the Borrower, Charter Oak, GEO Chemicals, Ltd., George P. Ahearn, William P. Eckman, George W. Rapp, Jr. and A. Elliot Archer, as amended through the date hereof.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Hazardous Materials" shall mean (a) any petroleum or petroleum
           -------------------
products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," (extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

          "Hedge Agreement" shall mean (i) any interest rate swap agreement, any
           ---------------
interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to hedge the position of the Borrower or any Subsidiary with respect to interest rates and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

          "Indebtedness" of any Person shall mean, without duplication, (i) all
           ------------
indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e. take-or-pay and similar obligations, (vii) all net obligations of such Person under Hedge Agreements and (viii) all Contingent Obligations of such Person, (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness), provided that Indebtedness shall not include trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business.

          "Information Systems and Equipment" shall mean all computer hardware,
           ---------------------------------
firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their business.

          "Interest Coverage Ratio" shall mean, for any Test Period, the ratio
           -----------------------
of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Net Interest Expense for such Test Period.

          "Interest Period" with respect to any Eurocurrency Loan shall mean the
           ---------------
interest period applicable thereto, as determined pursuant to Section 1.09.
                                                              ------------

          "LC Commission" has the meaning assigned to that term in Section 2.01.
           -------------                                           ------------

          "L/C Obligations" means, at any time, an amount equal to the sum of
           ---------------
(a) the aggregate Stated Amount of the then outstanding Letters of Credit and
(b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.01. The L/C Obligation of any Lender at
                            ------------
any time shall mean its Revolving Percentage of the aggregate L/C Obligations outstanding at such time.

          "LC Participant" shall have the meaning provided in Section
           --------------                                     -------
2.01(q)(ii).
-----------

          "LC Supportable Indebtedness" shall mean (i) obligations of the
           ---------------------------
Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations (including taxes, licenses and other similar requirements) and (ii) such other obligations of the Borrower or any of its Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and
           ---------
interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall have the meaning provided in the first paragraph of
           ------
this Agreement.

          "Lender Default" shall mean (i) the refusal (which has not been
           --------------
retracted) of a Lender to make available its portion of any incurrence of Revolving Loans (including pursuant to a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.01(f) or (ii) a Lender
                                          ------- -------
having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.01 or under Section
                                            ------------          -------
2.01(f), in the case of either (i) or (ii) as a result of the appointment of a
-------
receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).
           ----------------                                     ---------------

          "Letter of Credit Amendment Request" has the meaning assigned to that
           ----------------------------------
term in Section 2.01
        ------------

          "Letter of Credit Request" has the meaning assigned to that term in
           ------------------------
Section 2.01
------------

          "Leverage Ratio" shall mean, at any date of determination, the ratio
           --------------
of (i) Consolidated Net Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period most recently ended (taken as one accounting period).

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall mean each Revolving Loan, each Term B Loan and each
           ----
Swingline Loan.

          "Majority Lenders" shall mean with respect to any Facility those Non-
           ----------------
Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Management Agreements" shall have the meaning provided in Section
           ---------------------                                     -------
5.06(iv).
--------

          "Mandatory Borrowing" shall have the meaning provided in Section
           -------------------                                     -------
1.01(a)(iii).
------------

          "Margin Stock" shall have the meaning provided in Regulation U.
           ------------

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, after giving effect to the Transaction.

          "Maximum Swingline Amount" shall mean $2,500,000.
           ------------------------

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans
           ------------------------
maintained as Base Rate Loans, $250,000 and (ii) for Revolving Loans maintained as Eurocurrency Loans, $500,000.

          "Moody's" shall have the meaning provided in the definition of Cash
           -------
Equivalents.

          "Mortgage" shall mean and include each New Mortgage and each Existing
           --------
Mortgage, provided that after the execution and delivery thereof, each Additional Mortgage shall also constitute a Mortgage.

          "Mortgage Policies" shall mean and include each New Mortgage Policy
           -----------------
and each Existing Mortgage Policy.

          "Mortgaged Properties" shall mean each of the Real Properties listed
           --------------------
on Annex VIII hereto and designated either as a "New Mortgage Property" or
   ----------
"Existing Mortgaged Property" thereon and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

          "Most Recent Leverage Ratio" means, at any date, the Leverage Ratio
           --------------------------
for the Test Period ending as of the most recently ended fiscal quarter for which financial statements have been delivered to the Lenders pursuant to
Section 7.01; provided, however, that if the Borrower fails to deliver such
------------
financial statements as required by Section 7.01 and further fails to remedy
                                    ------------
such default within five days of notice thereof from the Administrative Agent, then, without prejudice to any other rights of any Lender hereunder, the Most Recent Leverage Ratio shall be deemed to be greater than 4.25 to 1 as of the date such financial statements were required to be delivered under Section 7.01.
                                                                   ------------
Notwithstanding the foregoing from the date hereof to the date of delivery of financial statements for the period ending September 30, 2001, the Most Recent Leverage Ratio shall be deemed to be greater than 3.50 to 1.00 but less than
4.25 to 1.00.

          "Multiemployer Plan" shall have the meaning provided in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the
           -----------------
Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of other Indebtedness secured by the assets that were the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, commissions, reasonable costs, attorneys' fees and accountants' fees), and incremental taxes paid or payable as a result thereof, provided that Net Cash Proceeds shall not include cash deposited with the Administrative Agent pursuant to a cash collateral arrangement pursuant to this Agreement.

          "Net Offering Proceeds" means the proceeds received from (a) the
           ---------------------
issuance of any Capital Stock or (b) the incurrence of any Indebtedness, in each case net of the actual liabilities for reasonably anticipated cash taxes in connection with such issuance or incurrence, if any, any underwriting, brokerage and other customary selling commissions incurred in connection with such issuance or incurrence, and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, if any, incurred in connection with such issuance or incurrence.

          "New Lender" shall mean each Lender on the Restatement Effective Date
           ----------
which is not an Existing Lender.

          "New Mortgages" shall have the meaning provided in Section 5.13.
           -------------                                     ------------

          "New Mortgage Policies" shall have the meaning provided in Section
           ---------------------                                     -------
5.13.
----

          "New Mortgaged Property" shall have the meaning provided in Section
           ----------------------                                     -------
5.13.
----

          "Non-Continuing Lender" shall mean any Existing Lender which does not
           ---------------------
have a Revolving Loan Commitment under this Agreement.

          "Non-Defaulting Lender" shall mean each Lender other than a Defaulting
           ---------------------
Lender.

          "Note" shall mean and include each Revolving Note, each Term B Note
           ----
and the Swingline Note.

          "Notice of Borrowing" shall mean any written notice of Borrowing
           -------------------
delivered pursuant to Section 1.03(a) or 1.03(b).
                      ---------------    -------

          "Notice of Conversion or Continuation" shall have the meaning provided
           ------------------------------------
in Section 1.06.
   ------------

          "Notice Office" shall mean the office of the Administrative Agent
           -------------
located at 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent
           -----------
or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Option Agreement" means that certain Option Agreement dated September
           ----------------
8, 1999 between the Borrower and Rhodia Chimie S.A., as in effect on the date hereof.

          "Participant" shall have the meaning provided in Section 2.01.
           -----------                                     ------------

          "Payment Office" shall mean the office of the Administrative Agent
           --------------
located at 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Section 4002 of ERISA, or any successor thereto.

          "Perfection Certificate" shall mean the Perfection Certificate dated
           ----------------------
as of the date hereof made by the Borrower.

          "Permitted Acquisition" shall have the meaning provided in Section
           ---------------------                                     -------
8.02(m).
-------

          "Permitted Business" shall mean any line of business in which the
           ------------------
Borrower and its Subsidiaries are permitted to engage under Section 8.01.
                                                            ------------

          "Permitted Encumbrances" shall mean, with respect to any Real Property
           ----------------------
subject to a Mortgage or an Additional Mortgage, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent.

          "Permitted Holders" shall mean George P. Ahearn and William P. Eckman
           -----------------
and the holders of the Capital Stock of the Borrower on the Restatement Effective Date (after giving effect to the Transaction).

          "Permitted Liens" shall have the meaning provided in Section 8.03.
           ---------------                                     ------------

          "Person" shall mean any individual, partnership, joint venture, firm,
           ------
corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Pinjarra Consolidated Capital Expenditures" shall have the meaning
           ------------------------------------------
provided in Section 8.05(e).
            ---------------

          "Pinjarra Project" shall mean the Borrower's construction of its
           ----------------
gallium extraction plant in Pinjarra, Australia and investments in related purification and reclaim capabilities.

          "Plan" shall mean any pension plan as defined in Section 3(2) of
           ----
ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower, or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall mean the Amended and Restated Pledge
           ----------------
Agreement, dated as of the date hereof (as amended, modified and supplemented from time to time, including, without limitation, to the Restatement Effective
Date), made by the Borrower, in favor of BT, as Collateral Agent for the benefit of the Secured Creditors (as defined in the Pledge Agreement).

          "Pledge Agreement Collateral" shall mean all Collateral as defined in
           ---------------------------
the Pledge Agreement.

          "Projections" shall have the meaning set forth in Section 5.19.
           -----------                                      ------------

          "Quarterly Payment Date" shall mean the last Business Day of March,
           ----------------------
June, September and December, occurring after the Restatement Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as
           ----
amended, 42 U.S.C. (S) 6901 et seq.
                            -------

          "Real Property" of any Person shall mean all of the right, title and
           -------------
interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its
           --------------
Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or asset of the Borrower or any of its Subsidiaries, or (ii) by reason of any condemnation, taking, seizing or similar event with respect to any property or asset of the Borrower or any of its Subsidiaries.

          "Refinancing" shall have the meaning provided in Section 5.20.
           -----------                                     ------------

          "Register" shall have the meaning provided in Section 12.16.
           --------                                     -------------

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T, U and X" shall mean Regulations T, U and X of the Board
           ---------------------
of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Related Fund" means, with respect to any Lender which is a fund, any
           ------------
other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

          "Replaced Lender" shall have the meaning provided in Section 1.13.
           ---------------                                     ------------

          "Replacement Lender" shall have the meaning provided in Section 1.13.
           ------------------                                     ------------

          "Reportable Event" shall mean an event described in Section 4043(c) of
           ----------------
ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Appraisal" shall have the meaning provided in Section
           ------------------                                     -------
7.11(d).
-------

          "Required Lenders" shall mean Non-Defaulting Lenders whose Term B
           ----------------
Loans and Revolving Loan Commitments (or, if after the termination thereof, outstanding Revolving Loans and Adjusted RC Percentage of outstanding Swingline Loans and L/C Obligations then outstanding) constitute greater than 50% of the sum of (i) the total outstanding Term B Loans of Non-Defaulting Lenders and (ii) the Total Revolving Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, if after the Total Revolving Commitment has been terminated, the sum of the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Revolving Percentage of all Non-Defaulting Lenders of the total outstanding Swing Line Loans and L/C Obligations then outstanding at such time).

          "Requirement of Law" means, as to any Person, any law (including
           ------------------
common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restatement Effective Date" shall have the meaning provided in
           --------------------------
Section 12.10.
-------------

          "Revolving Lender" means any Lender which has a Revolving Loan
           ----------------
Commitment or is owed a Revolving Loan (or a portion thereof).

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).
           --------------                                     ---------------

          "Revolving Loan Commitment" shall mean, with respect to each Lender,
           -------------------------
the amount set forth opposite such Lender's name in Annex I directly below the
                                                    -------
column entitled "Revolving Loan Commitment," (x) as the same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9 or (y) adjusted from time
                         -------------  ----        -
to time as a result of assignments to or from such Lender pursuant to Section
                                                                      -------
12.04.
-----

          "Revolving Loan Maturity Date" shall mean June 30, 2005.
           ----------------------------

          "Revolving Note" shall have the meaning provided in Section
           --------------                                     -------
1.05(a)(i).
----------

          "Revolving Percentage" shall mean at any time for each Lender, the
           --------------------
percentage obtained by dividing such Lender's Revolving Loan Commitment by the Total Revolving Loan Commitment, provided that if the Total Revolving Loan Commitment has been terminated, the Revolving Percentage of each Lender shall be determined by dividing such Lender's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

          "Rollover Amount" shall have the meaning provided in subsection
           ---------------                                     ----------
8.05(b).
-------

          "S&P" shall have the meaning provided in the definition of Cash
           ---
Equivalents.

          "Scheduled Term B Repayments" means, with respect to the principal
           ---------------------------
payments on the Term B Loans for each date set forth below, the amount set forth opposite thereto, as reduced from time to time pursuant to Section 4.02:
                                                           ------------

               ---------------------------------------------------
                                          Scheduled
                  Date                Term B Repayment
               ---------------------------------------------------
                06/30/02              $1,050,000
               ---------------------------------------------------
                06/30/03              $1,050,000
               ---------------------------------------------------
                06/30/04              $5,000,000
               ---------------------------------------------------
                12/31/04              $5,000,000
               ---------------------------------------------------
                06/30/05              $5,000,000
               ---------------------------------------------------
                12/31/05              $5,000,000
               ---------------------------------------------------
                06/30/06              $5,000,000
               ---------------------------------------------------
                12/31/06              $5,000,000
               ---------------------------------------------------
                06/30/07              $5,000,000
               ---------------------------------------------------
                12/31/07              Remaining principal balance
                                      of Term B Loan
               ---------------------------------------------------

          "SEC" shall mean the Securities and Exchange Commission and any
           ---
successor thereto.

          "Section 4.04(d)(ii) Certificate" shall have the meaning provided in
           -------------------------------
Section 4.04(d)(ii).
-------------------

          "Securities" shall mean all the Securities as defined in the Pledge
           ----------
Agreement.

          "Security Agreement" shall mean the Amended and Restated Security
           ------------------
Agreement, dated as of the date hereof (as amended, modified and supplemented from time to time, including, without limitation, to the Restatement Effective
Date), made by the Borrower, in favor of BT, as Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement).

          "Security Agreement Collateral" shall mean all "Collateral" as defined
           -----------------------------
in the Security Agreement.

          "Security Documents" shall mean the Pledge Agreement, the Security
           ------------------
Agreement, each Mortgage and each Additional Mortgage, if any.

          "Seller" shall have the meaning provided in the definition of
           ------
Acquisition.

          "Senior Subordinated Notes" shall mean the $120,000,000 in aggregate
           -------------------------
principal amount of 10 1/8% Senior Subordinated Notes due 2008, Series A, as in effect on the Restatement Effective Date and after giving effect to any changes, amendments or supplements made pursuant to the terms thereto and hereto, issued by the Borrower pursuant to the Senior Subordinated Note indenture. The Senior Subordinated Notes include any unsecured senior subordinated notes into which the Senior Subordinated Notes are exchanged pursuant to the Senior Subordinated Notes Documents.

          "Senior Subordinated Notes Change of Control" shall mean a "Change of
           -------------------------------------------
Control" under, and as defined in, the Senior Subordinated Notes Indenture.

          "Senior Subordinated Notes Documents" shall mean and include each of
           -----------------------------------
the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all securities purchase agreements and other documents and agreements related thereto, as in effect on the Restatement Effective Date and after giving effect to any changes, amendments or supplements made pursuant to the terms thereto and hereto.

          "Senior Subordinated Notes Indenture" shall mean the indenture
           -----------------------------------
pursuant to which the Senior Subordinated Notes are issued, dated as of July 31, 1998, between the Borrower and Chase Manhattan Trust Company, National Association as Trustee, as in effect on the Restatement Effective Date and after giving effect to any changes, amendments or supplements made pursuant to the terms thereto and hereto.

          "Shareholders' Agreements" shall have the meaning provided in Section
           ------------------------                                     -------
5.06(iii).
---------

          "Standby Letter of Credit" shall have the meaning provided in Section
           ------------------------                                     -------
2.01.
----

          "Stated Amount" of each Letter of Credit shall mean the maximum amount
           -------------
available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person shall mean and include (i) any corporation
           ----------
more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Subsidiary Guarantors" shall mean each Subsidiary of the Borrower
           ---------------------
incorporated in the United States or any State thereof

          "Subsidiary Guaranty" shall mean the Amended and Restated Subsidiary
           -------------------
Guaranty, dated as of the date hereof (as amended, modified and supplemented from time to time, including, without limitation, to the Restatement Effective
Date), made by the Guarantors (as defined thereunder), to BT, as Collateral Agent, for the benefit of the Secured Creditors (as defined in the Subsidiary Guaranty).

          "Swingline Lender" shall mean BT and its successors and assigns.
           ----------------

          "Swingline Expiry Date" shall mean the date which is five Business
           ---------------------
Days prior to the Revolving Loan Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(a).
           --------------                                     ---------------

          "Swingline Note" shall have the meaning provided in Section
           --------------                                     -------
1.05(a)(iii).
------------

          "Syndication Agent" shall have the meaning provided in the first
           -----------------
paragraph of this Agreement.

          "Syndication Date" shall have the meaning provided in subsection
           ----------------
1.01(a).
-------

          "Tax Sharing Agreement" shall have the meaning provided in Section
           ---------------------                                     -------
5.06(vii).
---------

          "Taxes" shall have the meaning provided in Section 4.04(a).
           -----                                     ---------------

          "Term B Commitment" means, with respect to any Lender, the principal
           -----------------
amount set forth opposite such Lender's name on Annex I hereto or in any
                                                -------
Assignment Agreement under the caption "Amount of Term B Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "Term B Commitments" means such commitments collectively, which commitments
 ------------------
equal $105,000,000 in the aggregate as of the date hereof.

          "Term B Facility" means the credit facility under the Agreement
           ---------------
evidenced by the Term B Commitments and the Term B Loans.

          "Term B Lender" means any Lender which has a Term B Commitment or is
           -------------
owed a Term B Loan (or a portion thereof).

          "Term B Loan" and "Term B Loans" have the meanings assigned to those
           -----------       ------------
terms in Section 1.01(b).
         ---------------

          "Term B Loan Maturity Date" means December 31, 2007.
           -------------------------

          "Term B Note" and "Term B Notes" have the meanings assigned to those
           -----------       ------------
terms in Section 1.05(a).
         ---------------

          "Term B Pro Rata Share" means, when used with reference to any Term B
           ---------------------
Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Term B Lender's then outstanding Term B Loan and the denominator of which shall be the amount of all then outstanding Term B Loans.

          "Test Period" shall mean each period of four consecutive fiscal
           -----------
quarters of the Borrower (or, if shorter, the period beginning on the Restatement Effective Date and ending on the last day of a fiscal quarter of the Borrower ended after the Restatement Effective Date), in each case taken as one accounting period, ended after the Restatement Effective Date.

          "Total Commitment" means, at the time any determination thereof is
           ----------------
made, the sum of the Term B Commitments, and the Revolving Commitments at such time.

          "Total Revolving Loan Commitment" shall mean the sum of the Revolving
           -------------------------------
Loan Commitments of each of the Lenders which shall equal $40,000,000 in the aggregate as of the date hereof.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
           ------------------------------------------
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the L/C Obligations then outstanding at such time.

          "Transaction" shall mean, collectively, (i) the Refinancing, (ii) the
           -----------
amendment and restatement of the Existing Credit Agreement in the form of this Agreement, (iii) the consummation of the Acquisition, (iv) the incurrence of Revolving Loans and Term B Loans on the Restatement Effective Date and (v) the payment of all fees and expenses to be paid in connection with the foregoing.

          "Transaction Documents" shall mean, collectively, (i) the Acquisition
           ---------------------
Documents and (ii) all other documents and agreements (other than the Credit Documents) entered into in connection with the Transaction.

          "Transaction Expenses" shall mean all fees and expenses incurred in
           --------------------
connection with, and payable prior to or in connection with the closing of, the Transaction including all fees paid to any of the Lenders and the Administrative Agent hereunder, attorney's fees, accountants' fees, placement agents' fees, consultant fees, discounts and commissions and brokerage, and employee relocation expenses. Transaction Expenses shall include the amortization of any such fees and expenses that are capitalized and not classified as an expense on the date incurred.

          "Type" shall mean any type of Revolving Loan determined with respect
           ----
to the interest option applicable thereto, i.e., a Base Rate Loan or
                                           ----
Eurocurrency Loan.

          "UCC" shall mean the Uniform Commercial Code, as in effect from time
           ---
to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if
           --------------------------
any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Financial Accounting Standards No. 87 exceeds the market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87.

          "Unpaid Drawing" shall have the meaning provided in Section 2.01.
           --------------                                     ------------

          "Unutilized Revolving Loan Commitment" for any Lender with a Revolving
           ------------------------------------
Loan Commitment at any time shall mean the excess of (i) the Revolving Loan Commitment of such Lender over (ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by such Lender plus (y) an aggregate amount equal to such Lender's Adjusted RC Percentage of the L/C Obligations and Swing Line Loans then outstanding at such time.

          "Voting Stock" shall mean any class or classes of Capital Stock of the
           ------------
Borrower pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of the Borrower.

            "Warrant Agreements" shall mean, collectively, the CSE Warrant
             ------------------
Agreement and the Charter Oak Warrant Agreement.

            "Warrants" shall mean, collectively, the CSE Warrants and the
             --------
Charter Oak Warrants.

            "Wholly-Owned Domestic Subsidiary" shall mean each Wholly-Owned
             --------------------------------
Subsidiary of the Borrower that is incorporated under the laws of the United States or any State thereof.

            "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of
             -----------------------
such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

            "Working Capital" means the excess of Consolidated Current Assets
             ---------------
(but excluding therefrom all Cash, Cash Equivalents and deferred income taxes to the extent included in current assets) over Consolidated Current Liabilities.

            "Written" or "in writing" shall mean any form of written
             -------      ----------
communication or a communication by means of telex, facsimile transmission, telegraph or cable.

SECTION 11. The Administrative Agent; the Syndication Agent.
            -----------------------------------------------

            11.01   Appointment.  The Lenders hereby designate Bankers Trust
                    -----------
Company as the Administrative Agent (for purposes of this Section 11, the term
                                                          ----------
the "Administrative Agent" shall include BT in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers -and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its respective officers, directors, agents, employees or affiliates.

            11.02   Nature of Duties.  (a) The Administrative Agent shall not
                    ----------------
have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          (b) Neither the Syndication Agent nor the Documentation Agent shall have any duties or responsibilities to any Person whatsoever under this Agreement or the Security Documents.

          11.03  Lack of Reliance on the Administrative Agent or the Syndication
                 ---------------------------------------------------------------
Agent.  Independently and without reliance upon the Administrative Agent or the
-----
Syndication Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, neither the Administrative Agent nor the Syndication Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent nor the Syndication Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          11.04  Certain Rights of the Administrative Agent.  If the
                 ------------------------------------------
Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          11.05  Reliance.  The Administrative Agent shall be entitled to rely,
                 --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

          11.06  Indemnification.  To the extent either of the Administrative
                 ---------------
Agent or the Syndication Agent is not reimbursed and indemnified by the Borrower or the Subsidiary Guarantors, the Lenders will reimburse and indemnify the Administrative Agent and the Syndication Agent, as applicable, in proportion to their respective "percentages" as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or the Syndication Agent, as applicable, in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provide that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Syndication Agent's gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction).

          11.07  The Administrative Agent in Its Individual Capacity.  With
                 ---------------------------------------------------
respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          11.08  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.09  Resignation by the Administrative Agent.  (a) The
                 ---------------------------------------
Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower

(which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

               (d) If no successor Administrative Agent [Ahas been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

SECTION 12.    Miscellaneous.
               -------------

               12.01  Payment of Expenses, etc. The Borrower agrees to: (i)
                      ------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Syndication Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Winston & Strawn and of the Administrative Agent, the Syndication Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, the Syndication Agent and either one outside counsel or in-house counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as the Administrative Agent, the Syndication Agent or the Facing Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them (whether asserted by the Borrower or otherwise) as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Acquisition or the offering and sale of the Senior Subordinated Notes or the consummation of any other transaction contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction) of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any location whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries, or any such Real Property, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct (in either case, as determined by a court of competent jurisdiction) of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Syndication Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section
                                                                         -------
12.06(b), and all other claims of any nature or description arising out of or
--------
connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.03  Notices.  (a) Except as otherwise expressly provided herein,
                 -------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to the Administrative Agent, at its Notice Office; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a
--------
written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Swingline Lender (in the case of a Borrowing of Swingline Loans) or any the Facing Agent, as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or the Swingline Lender or the Facing Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Lender's record of the terms of such telephonic notice.

          12.04  Assignments; Participations, Etc.  (a) This Agreement shall be
                 --------------------------------
binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

          (b) Each Lender may at any time sell to one or more banks or other financial institutions ("Participants") participating interests in all or any
                         ------------
portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its "Credit
                                                                        ------
Exposure").  In the event of any such sale by a Lender of participating
--------
interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. At the time of each sale of a participating interest, pursuant to this Section 12.04(b), the Lender shall
                                              ----------------
provide to the Borrower or the Administrative Agent revised IRS Forms, and if applicable, a Section 4.04(b)(ii) Certificate described in Section 4.04(b),
              -------------------                          ---------------
reflecting that portion of its Commitment and Loan retained by it on an amended IRS Form W-8BEN and that portion of its Commitment and Loan which had been sold to a Participant on a IRS Form W-8IMY (together with any required attachments). The Borrower agrees that if amounts outstanding under this Agreement or any of the Credit Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Document, provided, however, that such right of setoff shall be subject to the
          --------  -------
obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 12.02. The Borrower also
                                               -------------
agrees that each Participant shall be entitled to the benefits of Sections 1.10,
                                                                  --------------
1.13 and 4.04 with respect to its participation in the Loans outstanding from
----     ----
time to time, provided that such Participant's benefits under Sections 1.10,
                                                              --------------
1.13 and 4.04 shall be limited to the benefits that the primary Lender would be
----     ----
entitled to thereunder. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Credit Documents except to the extent that any of the foregoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definitions of Scheduled Term B Repayments (other than the Term B Loan Maturity Date) shall not constitute an extension of the final scheduled maturity of any Loan or Note) or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating.

          (c) Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate thereof (each an "Assignee"), all or any part
                                                    --------
of its Credit Exposure pursuant to an Assignment Agreement in the form of
Exhibit I ("Assignment Agreement"), provided that (i) it assigns its Credit
            --------------------    --------
Exposure in an amount not less than $2,500,000 in the case of Revolving Loans and $1,000,000 in the case of Term B Loans (or if less the entire amount of Lender's Credit Exposure) and (ii) any assignment of all or any portion of any Lender's Credit Exposure to an Assignee, shall require the prior written consent of the Administrative Agent and, so long as no Default or Event of Default exists, the Borrower (the consent of the Borrower not to be unreasonably withheld or delayed), provided, however, that for the first fifteen Business
                      --------  -------
Days following the Restatement Effective Date, assignments by the Administrative Agent shall not require the consent of the Borrower, and provided further, that
                                                         -------- -------
notwithstanding the foregoing limitations, any Lender (without the prior written consent of the Administrative Agent or of the Borrower) may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a fund, any Related Fund). Upon execution of an Assignment Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a fund to any Related Fund, and no such fee shall be payable by the Syndication Agent or the Administrative Agent in connection with assignments hereunder; and provided further that in the case of a simultaneous assignment by a Lender to one or more Related Funds of another Lender, only a single $3,500 fee shall be payable for all such assignments by such Lender to such Related Funds) in immediately available funds to the Administrative Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent of such assignment and the resulting effect upon the Loans and Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations (provided that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of the Borrower, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required. At the time of each assignment pursuant to this Section 12.04(c) to a Person which is not already a
                            ----------------
Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes, the respective Assignee shall provide to the Borrower and the Administrative Agent the appropriate IRS Forms (and, if applicable a Section 4.04(d)(ii) Certificate) described in Section 4.04(d). Each Assignee shall take
                                      ---------------
such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the

Administrative Agent and the Borrower of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment Agreement shall be deemed to amend this Agreement and Annex I hereto, to the extent, and only to
                                   -------
the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Commitment, the determination of its Term B Pro Rata Share, or Revolving Percentage, the case may be (in each case, rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes to be issued, at the Borrower's expense, to such Assignee, and no further consent or action by the Borrower or the Lenders shall be required to effect such amendments.

          (d) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee
                                  ----------
any and all financial information in such Lender's possession concerning the Borrower and any Subsidiary of the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement; provided that such
                                                       --------
Transferee or prospective Transferee agrees to treat any such information which is not public as confidential.

          (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Credit Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower; provided that no such pledge or assignment of a security interest under this Section 12.04(e) shall release a Lender from any obligations
           ----------------
hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or other creditor in support of its obligations to its trustee or other creditor. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a) The Administrative Agent agrees that
                 -----------------
promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata
                                --------                --------
based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          12.07  Calculations, Computations.  (a) The financial statements to be
                 --------------------------
furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with
Section 8, including definitions used therein shall utilize accounting
---------
principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 2000 historical financial statements of the Borrower delivered to the Lenders as described in
Section 6.10(b) and (y) that if at any time the computations determining
---------------
compliance with Section 8, including definitions used therein, utilize
                ---------
accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          12.08  Governing Law: Submission to Jurisdiction; Venue; Waiver of
                 -----------------------------------------------------------
Jury Trial.  (a) This Agreement and the other Credit Documents and the rights
----------
and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each credit party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to any credit party at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          12.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Restatement Effective Date") on which (i) the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met to the
                                                  ---------
satisfaction of, or waived in writing by, the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to
                                                 ---------
its satisfaction
or waived by it in writing, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met or waived in writing, then the Restatement Effective Date shall be deemed to have occurred on the date determined by clause (i), regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section
                                                                         -------
5).
-
          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver.  (a) Neither this Agreement nor any other
                 -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no
                                                            --------
such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity date of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)),
(ii) (A) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents) or (B) release all or substantially all Subsidiary Guarantors from their obligations under the Subsidiary Guaranty (except as expressly provided in the Subsidiary Guaranty),
(iii) amend, modify or waive any provision of this Section 12.12(a), (iv) reduce
                                                   ----------------
the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as Revolving Loan Commitments or Term B Loans, as the case may be, are included on the Restatement Effective
Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further that no such
                                             --------
change, waiver, discharge or termination shall (v) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (v) without the consent of the Majority Lenders of each Facility which is being allocated a lesser prepayment, repayment or commitment reduction, after the required application of any prepayments or repayments (or commitment reduction), as between the various Facilities pursuant to clause (i) of the first sentence of Section 4.02(i) (although the Required
                                       ---------------
Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (x) without the consent of the Facing Agent, amend, modify or waive any provision of Section 2 or alter its rights or obligations with
                          ---------
respect to Letters of Credit, (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as same applies to the
                                               ----------
Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (aa) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans or (bb) without the consent of the Majority Lenders of each Facility amend the definition of Majority Lenders, (cc) without the consent of the Majority Lenders of the Term B Facility, amend the definition of Term B Pro Rata Share, (dd) without the consent of the Majority Lenders of the Revolving Facility, amend the definition of Revolving Percentage, (ee) without the consent of the Majority Lenders of the Term B Facility, amend the definition of Scheduled Term B Repayments for such Facility, or (ff) without the consent of the Syndication Agent, amend, modify or waive any provision of Section 11 as the same applies to
                                               ----------
the Syndication Agent or any other provision as the same relates to rights or obligations of the Syndication Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (a)(i) through (v), inclusive, of the first proviso to Section 12.12(a),
                                                               ----------------
the consent of the Required Lenders is obtained but the consent of one or more of the other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time
                                            ------------
of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment in accordance with Section 3.02(b), provided
                                                      ---------------
that, unless the Revolving Loan Commitment is terminated pursuant to preceding clause (B) is immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to
--------
replace a Lender or terminate its Revolving Loan Commitment solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).
                                                          ----------------

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 2.06, 4.04, 11.06 or 12.01 shall, subject to
               ------------  ----  ----  ----  -----    -----
the provisions of Section 12.17 (to the extent applicable), survive the
                  -------------
execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14  Domicile of Loans.  Each Lender may transfer and carry its
                 -----------------
Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 1.10, 2.06 or 4.04 resulting from any such transfer (other
              ------------  ----    ----
than a transfer pursuant to Section 1.12) to the extent not otherwise applicable
                            ------------
to such Lender prior to such transfer.

          12.15  Confidentiality.  Subject to Section 12.04, the Lenders shall
                 ---------------              -------------
hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide actual or potential transferee
                                      ---------
or participant in connection with the contemplated transfer of any Loans or participation therein or an Affiliate of such Lender (including attorneys, legal advisors and consultants of such Lender) (so long as each of such actual or potential transferee, participant or Affiliate agrees to be bound by the provisions of this Section 12.15) or as required or requested by any
                   -------------
governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

          12.16  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section
                                                                    -------
12.16, to maintain a register (the "Register") on which it will record the
-----
Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). Coincident with the delivery
                                 ----------------
of such an Assignment Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16.
                                 -------------

          12.17  Limitation on Additional Amounts, Etc.  Notwithstanding
                 -------------------------------------
anything to the contrary contained in Sections 1.10, 1.11, 2.06 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 150 days after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the
                 ------------  ----  ----    ----
extent (1) the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 150 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, and (II)
                 ------------  ----  ----    ----
the notice of such payment is accompanied by a written statement by the Lenders that such amount is an amount charged by such Lenders to similarly situated borrowers. This Section 12.17 shall have no applicability to any Section of this
                -------------
Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.
                          -------------  ----  ----     ----

          12.18  Additions of New Lenders, Termination of Commitments of Non-
                 -----------------------------------------------------------
Continuing Lenders, Surrender of Notes.  (a) On and as of the occurrence of the
--------------------------------------
Restatement Effective Date in accordance with Section 12.10 hereof, each New
                                              -------------
Lender shall become a "Lender" under, and for all purposes of, this Agreement and the other Credit Documents.

          (b) The parties hereto acknowledge that each Existing Lender has been offered the opportunity to participate in this Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Lender hereunder, but that no Existing Lender is obligated to be a Continuing Lender.

          (c) Notwithstanding anything to the contrary contained in the Existing Credit Agreement, this Agreement or any other Credit Document, the Borrower agrees and each of the Lenders hereby agree that on the Restatement Effective Date, (i) each Lender with a Revolving Loan Commitment as set forth on Annex I (after giving effect to the Restatement Effective Date) shall make that
-------
principal amount of Revolving Loans to the Borrower as is required by Section
                                                                      -------
1.01 and (ii) in the case of each Non-Continuing Lender, all of such Non-
----
Continuing Lender's Existing Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Non-Continuing Lender, and the Revolving Loan Commitment (under, and as defined in, the Existing Credit Agreement) of such Non-Continuing Lender, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Existing Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby agree that in the event that any Existing Lender shall fail to execute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Existing Lender does not consent to the amendment and restatement of the Existing Credit Agreement provided for herein and shall be deemed to be a Non-Continuing Lender and, concurrently with the occurrence of the Restatement Effective Date, the Revolving Loan Commitment (under, and as defined in, the Existing Credit Agreement) of such Existing Lender, if any, shall be terminated, all Existing Loans of such Existing Lender outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Existing Lender, and concurrently with the occurrence of the Restatement Effective Date, such Existing Lender shall no longer constitute a "Lender" under this Agreement and the other, Credit Documents, provided that all indemnities of the Credit Parties under the Existing Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of such Existing Lender shall survive in accordance with the terms thereof.

          (d) On the Restatement Effective Date, each Existing Lender shall have surrendered to the Administrative Agent for cancellation the promissory notes issued to it pursuant to the Existing Credit Agreement in respect of its Existing Loans and the Administrative Agent shall promptly deliver such cancelled promissory notes to the Borrower.

                                  *    *    *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:

28601 Chagrin Boulevard             GEO SPECIALTY CHEMICALS, INC.
Suite 210
Cleveland, Ohio 44122
Telephone: (216) 464-5564           By:______________________________________
Facsimile: (216) 765-1307              Title:
Attention: George P. Ahearn

                                    BANKERS TRUST COMPANY,
                                    Individually and as the Administrative
                                    Agent


                                    By:______________________________________
                                       Title: Managing Director


                                    SALOMON SMITH BARNEY INC.,
                                    as Syndication Agent


                                    By:______________________________________
                                       Title: _______________________________


                                    CITICORP USA, INC.,
                                    as a Lender


                                    By:______________________________________
                                       Title:________________________________